Exhibit 4.4

TIMKENSTEEL CORPORATION SAVINGS PLAN

FOR CERTAIN BARGAINING EMPLOYEES

(Effective June 30, 2014)

TIMKENSTEEL CORPORATION SAVINGS PLAN

FOR CERTAIN BARGAINING EMPLOYEES

PREAMBLE

TimkenSteel Corporation (the “Company”) established the TimkenSteel Corporation Savings Plan for Certain Bargaining Employees (the “Plan”) effective as of June 30, 2014.

Prior to June 30, 2014, the Company was a wholly owned subsidiary of The Timken Company (“Timken”). On June 30, 2014, Timken distributed to its shareholders all of the outstanding common shares, without par value, of the Company (the “Spinoff”), and as a result the Company ceased to be a subsidiary of Timken.

Prior to the Spinoff, Timken sponsored The Timken Company Savings Plan for Certain Bargaining Associates (the “Prior Plan”). In connection with the Spinoff, the assets and liabilities of the Prior Plan attributable to the Transferred Participants, as defined below, were spun off from the Prior Plan to this Plan, effective as of June 30, 2014, and such Transferred Participants ceased participation in the Prior Plan and became Participants in this Plan. For the purposes of the Plan, “Transferred Participants” means individuals who were participants in the Prior Plan immediately prior to the Spinoff and who: (a) are employed by the Company or one of its subsidiaries as of the close of business on June 30, 2014; or (b) terminated employment with Timken and its subsidiaries prior to the Spinoff and have been designated by Timken prior to the Spinoff as eligible to participate in the Plan. For the purposes of the Plan, “Transferred Employees” means individuals who are Transferred Participants, and individuals who would otherwise be considered Transferred Participants under (a) or (b) of the previous sentence, except that they were not yet participants in the Prior Plan.

The benefits, rights and features of the Plan for any Transferred Employees whose employment with Timken terminated prior to June 30, 2014 shall be governed by the terms and provisions of the Prior Plan as in effect on the date of such termination.

Effective as of June 30, 2014, the Plan is hereby amended in its entirety to reflect the merger of the TimkenSteel Corporation Latrobe Voluntary Investment Program with and into the Plan and the designation of the portion of the Plan invested in Company Stock as an employee stock ownership plan.

The Plan is a profit-sharing plan intended to meet the requirements of Section 401(a) of the Internal Revenue Code of 1986 and the Employee Retirement Income Security Act of 1974 and subsequent legislation, and the Plan and contributions are expressly conditioned upon qualification thereunder. The portion of the Plan invested in Company Stock is intended to be a stock bonus plan, as defined in Treasury Regulation section 1.401-1(b)(1)(iii), and an employee stock ownership plan, satisfying the requirements of Section 4975(e)(7) of the Internal Revenue Code of 1986.

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SECTION 1

DEFINITIONS

1.1

“Actual Contribution Percentage” means, with respect to a specified group of Employees for a Plan Year, the average of the ratios (calculated separately for each Employee in such group) of: (a) any Company Matching Contributions made on behalf of a Participant for a Plan Year, as well as any Before-Tax Contributions (excluding any Catch-Up Contributions) that are treated by the Plan Administrator as matching contributions under the Plan, to (b) such Participant’s Compensation (within the meaning of Section 415(c)(3) of the Code) for such Plan Year.

In calculating the Actual Contribution Percentage, the actual contribution ratio of a Highly Compensated Employee will be determined by treating all plans subject to Section 401(m) of the Code under which the Highly Compensated Employee is eligible (other than those that may not be permissively aggregated) as a single plan, and in the event that such plans have different plan years, all Company Matching Contributions made during the Plan Year under all such plans shall be aggregated.

1.2	“Affiliated Company” means any of the following:

(a)	Any corporation which is a member of a controlled group of corporations, which includes the Company, determined under the provisions of Section 414(b) of the Code;

(b)	Any trade or business (whether or not incorporated) which is under common control (as defined in Section 414(c) of the Code) with the Company;

(c)	Any organization (whether or not incorporated) which is a member of an affiliated service group (as defined in Section 414(m) of the Code) which includes the Company; and

(d)	Any other entity required to be aggregated with the Company pursuant to regulations under Section 414(m) of the Code.

A corporation, trade, or business, or member of an affiliated service group shall be treated as an Affiliated Company only while it is a member of the group.

1.3

“Alternate Payee” means any spouse, former spouse, child, or other dependent of a Participant recognized by a Qualified Domestic Relations Order as having a right to receive all, or a portion of, the Participant’s nonforfeitable benefits under the Plan.

1.4

“Before-Tax Contribution” means a contribution to the Trust Fund made on the behalf of a Participant pursuant to a Salary Deferral Agreement and which is not included in the Participant’s gross income for Federal income tax purposes for the year in which such contribution was made.

1.5

“Beneficiary” means any person or persons (including a trust established for the benefit of such person or persons) designated by a Participant or by the terms of the Plan as provided in Section 7.3(a), who is or who may become entitled to receive benefits from the Plan. Any person who is an Alternate Payee shall be considered a Beneficiary for purposes of the Plan.

1.6

“Benefit Commencement Date” means the first Valuation Date following the date on which all events have occurred which entitle the Participant or Beneficiary to a distribution from the Plan in accordance with the provisions of Section 7.

1.7	“Board” means the Board of Directors of TimkenSteel Corporation except that any action which may be taken by the Board may also be taken by a duly authorized officer of TimkenSteel Corporation.

1.8

“Code” means the Internal Revenue Code of 1986, as amended from time to time. Reference to a specific provision of the Code shall include such provision, any valid regulation or ruling promulgated thereunder, and any provision of future law that amends, supplements, or supersedes such provision.

1.9	“Company” means TimkenSteel Corporation and any Participating Subsidiaries.

1.10	“Company Matching Contributions” means the matching contributions made by the Company on behalf of a Participant pursuant to Section 4.1.

1.11

“Company Stock” means a share or shares of the common stock of TimkenSteel Corporation, which is intended to be “employer securities” within the meaning of Section 409(l) of the Code, and “qualifying employer securities” within the meaning of Section 407(d)(5) of ERISA.

1.12

“Compensation” means the total amount of pay, commissions, bonuses (whether paid in cash or stock), and wages, including in each case all overtime pay, shift differential, vacation pay (but excluding wages paid to an Employee for unused vacation), and holiday pay received by the Employee from the Company during the Plan Year, but excluding in each case all severance pay and termination pay.

(a)	Compensation also includes the following:

(i)

In the event an Employee transfers from the employ of the Company to the employ of an Affiliated Company, commissions and bonuses paid by the Company to such former Employee during the Plan Year in which such transfer occurs.

(ii)

Contribution made on behalf of an Employee by the Company pursuant to a Salary Deferral Agreement and/or a salary reduction agreement pursuant to a cafeteria plan established under Section 125 of the Code.

(b)	Compensation does not include other employee benefits, including but not limited to:

(i)	profit sharing arrangements;

(ii)	rights under any stock purchase plans, insurance program, or any benefits to any of the Employees thereunder;

(iii)	any part of payments which may be made by the Company as a result of its share of employment taxes;

(iv)	the value or estimated value of any welfare, pension or retirement rights or benefits whatsoever.

In addition to other applicable limitations set forth in the Plan, and notwithstanding any other provision of the Plan to the contrary, the annual compensation of each Employee taken into account under the Plan shall not exceed $260,000 or such annual compensation limit specified under Section 401(a)(17) of the Code including adjustments made by the Commissioner of Internal Revenue for increases in the cost of living in accordance with Section 401(a)(17)(B) of the Code.

1.13

“Compensation Deferral Limit” means, for any Plan Year, the maximum percentage (determined in accordance with the provisions of Section 4.6) of an Employee’s Compensation which may be contributed to the Plan pursuant to a Salary Deferral Agreement. The Plan Administrator shall establish the Compensation Deferral Limit for each Plan Year for the purpose of meeting the nondiscrimination tests of Section 401(k) of the Code, and shall apply the limit to such Employees as is necessary to ensure compliance with such tests.

1.14

“Deferral Percentage” means, for each Participant, the ratio of any Before-Tax Contributions made on behalf of a Participant for a Plan Year, to such Participant’s Compensation (within the meaning of Section 415(c)(3) of the Code) while an Eligible Employee during such Plan Year. If more than one plan providing a cash or deferred arrangement (within the meaning of Section 401(k) of the Code) is maintained by the

Company or an Affiliated Company, the Deferral Percentage of any Highly Compensated Employee who participates in more than one such plan or arrangement shall be determined as if all such plans or arrangements were a single plan or arrangement. Notwithstanding the foregoing, plans or arrangements shall be treated as separate if they are mandatorily disaggregated under Section 401(k) of the Code.

1.15	“Determination Year” means the Plan Year that is being tested for purposes of determining if the Plan meets the applicable nondiscrimination requirements of Code Sections 401(k) and 401(m).

1.16

“Disability” as applied to any Employee means any permanent disability as that term is defined in an any permanent disability benefit plan or plans maintained by the Company or an Affiliated Company and in which the Employee participates, or in the absence of any such plan in which the Employee participates, Disability means that the Employee:

(i)	Has been totally incapacitated by bodily injury or disease so as to be prevented thereby from engaging in any occupation or employment for remuneration or profit,

(ii)	Such total incapacity shall have continued for a period of six (6) consecutive months, and

(iii)	Such total incapacity will, in the opinion of a qualified physician, be permanent and continue during the remainder of such Employee’s life.

Disability shall not mean, however, any incapacity which was contracted, suffered or incurred while the Employee was engaged in, or resulted from his having engaged in, a criminal enterprise, or which resulted from his habitual drunkenness or addiction to narcotics, a self-inflicted injury, or service in the armed forces of any country.

1.17	“Effective Date” means June 30, 2014.

1.18

“Eligibility Computation Period” means a period of twelve consecutive months which is used for purposes of eligibility to participate in the Plan. An Employee’s initial Eligibility Computation Period will begin on his or her Employment Commencement Date. The second Eligibility Computation Period will begin on the first day of the Plan which begins prior to the first anniversary of the Employee’s Employment Commencement Date (regardless of whether the Employee is credited with a specific number of Hours of Service during the initial Eligibility Computation Period) and each subsequent Eligibility Computation Period will consist of each subsequent Plan Year.

1.19	“Eligible Employee” means any person who is employed by the Company and is a member of Workers United Local 10. In no event shall any “Leased Employee” be eligible to participate in the Plan.

1.20	“Employee” means any employee currently employed by the Company or an Affiliated Company. The term “Employee” includes any Leased Employee.

1.21	“Employment Commencement Date” means the first day that an Employee is credited with an Hour of Service for the Company.

1.22

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time. Reference to a specific provision of ERISA shall include such provision, any valid regulation or ruling promulgated thereunder, and any provision of future law that amends, supplements, or supersedes such provision.

1.23

“ESOP” means the portion of the Plan that is described in Section 12 and is intended to be a stock bonus plan, as defined in Treasury Regulation Section 1.401-1(b)(1)(iii), and an employee stock ownership plan satisfying the requirements of Section 4975(e)(7) of the Code.

1.24

“ESOP Account” means the portion of the Participant’s Total Account that is included in the ESOP, which has been established pursuant to Section 12, and is comprised of all ESOP Subaccounts. The ESOP Account of each Participant shall represent the portion of the Participant’s Total Account invested in Company Stock and cash, if any, allocated to the Participant under the ESOP in accordance with Section 12, as adjusted in accordance with the Plan.

1.25

“ESOP Subaccount” means the portion of the Before-Tax Contribution Account, Matching Contribution Account, Rollover Contribution Account, Latrobe Rollover Contribution Account, and Latrobe Wage Reduction Contribution Account that is included in the ESOP.

1.26	“Forfeiture” means Company Matching Contributions that are forfeited as provided in this Plan.

1.27	“Highly Compensated Employee” means an Employee who performs service for the Company during the Determination Year and who:

(i)	was a five percent (5%) owner as defined in Section 416(i)(1)(B)(i) of the Code, at any time during the Determination Year or the Look-Back Year.

(ii)	received compensation from the Company in excess of $90,000 (as adjusted pursuant to Code Section 415(d)) during the Look-back Year.

For purposes of determining an Employee’s compensation under this Section 1.27, compensation shall mean the Employee’s total compensation reportable on Form W-2, plus all contributions made on behalf of the Employee by the Company or an Affiliated Company pursuant to a Salary Deferral Agreement under this Plan (or a similar agreement under any other cash or deferred arrangement described in Section 401(k) of the Code) or any salary reduction agreement pursuant to a cafeteria plan established under Section 125 of the Code or pursuant to Section 132(f)(4) of the Code.

1.28	“Hour of Service” means:

(a)	each hour for which an Employee is paid or entitled to payment for the performance of duties for the Company or an Affiliated Company during the Plan Year;

(b)

each hour for which an Employee is paid or entitled to payment by the Company or an Affiliated Company on account of a period of time during which no duties were performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or Leave of Absence, except that no more than 501 Hours of Service will be credited under this subsection (b) for any single continuous period; and

(c)

each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Company or an Affiliated Company, except that the same Hours of Service will not be credited both under subsection (a) or (b), as the case may be, and under this subsection (c), and these Hours of Service will be credited to the Employee for the computation period or periods to which the award or agreement pertains rather than the computation period in which the award, agreement, or payment is made.

Hours of Service accrued under the Prior Plan shall be included in the computation of any Hours of Service under the Plan for Transferred Employees. Hours of Service accrued under the TimkenSteel Corporation Latrobe Voluntary Investment Program shall be included in the computation of any Hours of Service under the Plan for Latrobe Transferred Participants.

The determination of Hours of Service shall be in accordance with the rules set forth in the United States Department of Labor’s Rules and Regulations for Minimum Standards for Employee Pension Benefit Plans, Section 2530.200b-2(b) and (c), which are incorporated herein by this reference. Furthermore, Hours of Service will be credited for any individual who is considered to be an Employee under Code § 414(n) for purposes of the Plan.

1.29	“Investment Committee” means the committee described in Section 10.6.

1.30	“Latrobe Rollover Contributions” means Rollover Contributions as defined in the TimkenSteel Corporation Latrobe Voluntary Investment Program, transferred to this Plan on or after June 30, 2014.

1.31	“Latrobe Transferred Participant” means a person who is a “Participant” in the TimkenSteel Corporation Latrobe Voluntary Investment Program as of the close of business on June 30, 2014.

1.32

“Latrobe Wage Reduction Contributions” means Wage Reduction Contributions as defined in the TimkenSteel Corporation Latrobe Voluntary Investment Program, transferred to this Plan on or after June 30, 2014.

1.33

“Leased Employee” means any person who renders personal services to the Company and who is described in Section 414(n)(2) of the Code by reason of providing such services, other than a person described in Section 414(n)(5) of the Code.

1.34

“Leave of Absence” means an absence granted in writing by the Company or an Affiliated Company in accordance with the Company’s personnel policies or as required by law, uniformly applied to all Employees, including but not limited to absences for reasons of health, education, jury duty, or service in the armed forces of the United States.

1.35	“Limitation Year” means the calendar year.

1.36

“Look-Back Year” means the period of twelve consecutive months immediately preceding the Determination Year. For purposes of determining the Average Deferral Percentage of Nonhighly Compensated Employees, the Plan Administrator may elect, in accordance with applicable regulations, that the Look-Back Year shall be the Determination Year.

1.37

“Non-ESOP Account” means the portion of a Participant’s Total Account that is not included in the ESOP and is comprised of all Non-ESOP Subaccounts. The Non-ESOP Account of each Participant represents the portion of the Participant’s Total Account invested in investment options other than Company Stock, as adjusted in accordance with the Plan.

1.38

“Non-ESOP Subaccount” means the portion of the Before-Tax Contribution Account, Matching Contribution Account, Rollover Contribution Account, Latrobe Rollover Contribution Account, and Latrobe Wage Reduction Contribution Account that is not include in the ESOP.

1.39	“Nonhighly Compensated Employee” means an Employee who is not a Highly Compensated Employee.

1.40	“Normal Retirement Date” means the date on which the Employee shall have attained the age of 65.

1.41

“Participant” means (a) an Eligible Employee who has elected to participate in the Plan in accordance with the provisions of Section 2 or (b) effective as of June 30, 2014, a Latrobe Transferred Participant. An Eligible Employee or a Latrobe Transferred Participant shall cease to be a Participant in the Plan in accordance with the provisions of Section 2.5.

1.42	“Participant Contribution” means a contribution made by or on behalf of the Participant pursuant to Section 3.

1.43	“Participating Subsidiary” means any Affiliated Company that has adopted this Plan with the approval of the Board.

1.44	“Period of Severance” means the period beginning on an Employee’s Separation Date and ending on the date such Employee is again credited with an Hour of Service.

A one-year Period of Severance is any period of twelve consecutive months beginning on a Separation Date and any anniversary thereof, provided that the former Employee has not performed an Hour of Service for the Company or an Affiliated Company at any time during such twelve-month period.

1.45	“Plan” means the TimkenSteel Corporation Savings Plan for Certain Bargaining Employees, as set forth herein, and as may be amended from time to time.

1.46	“Plan Administrator” means TimkenSteel Corporation, unless it appoints a Plan Administrator, as set forth in Section 9.

1.47	“Plan Year” means the calendar year. The initial Plan Year shall commence on June 30, 2014 and shall terminate on December 31, 2014.

1.48	“Prior Plan” means The Timken Company Savings Plan for Certain Bargaining Associates.

1.49	“Qualified Domestic Relations Order” means a domestic relations order which meets the requirements of Section 414(p) of the Code, as determined by the Plan Administrator.

1.50

“Retirement Date” means Normal Retirement Date, any actual date of retirement subsequent to the Normal Retirement Date, or any early retirement date under the terms of any qualified retirement plan maintained by the Company by which the Participant is covered.

1.51

“Rollover Contribution” means a transfer by a Participant to this Plan of all or a portion of a distribution to such Participant from a qualified plan or individual retirement account, provided the distribution is:

(a)	an eligible direct rollover distribution within the meaning of the first sentence of Section 7.10(a);

(b)	rolled over to the Plan within 60 days following the date the Eligible Employee receives the distribution from the qualified plan or individual retirement account; and

(c)	not from a designated Roth account (as defined in section 402A of the Code) or from a Roth IRA (as defined in section 408A of the Code).

1.52

“Salary Deferral Agreement” means an agreement in the form provided by the Plan Administrator in which an Eligible Employee agrees to reduce his Compensation earned after the execution of such agreement and to have the amount of such reduction contributed by the Company to the Trust Fund on his behalf pursuant to Section 401(k) of the Code. An Eligible Employee may execute a new Salary Deferral Agreement from time to time pursuant to Section 3.2.

1.53	“Separation Date” means the last day of the month in which occurs the earliest of:

(a)

The date on which an Employee resigns, is discharged by his employer, retires at his Retirement Date, retires due to Disability, or dies. For this purpose an Employee shall be deemed to have resigned if he

(i)	is absent from work for seven (7) or more successive working days without reasonable cause, or

(ii)

fails, without reasonable cause, to return to work after a Leave of Absence or temporary layoff within seven (7) days after notice to return has been sent to his last address, as shown by the employer’s employment records;

(b)

The first anniversary of the date on which an Employee begins a layoff from the Company or an Affiliated Company (or, in the case of a Transferred Employee, from the “Company” or “Affiliated Company,” as defined under the Prior Plan as in effect during the applicable period); or

(c)

The second anniversary of the date on which an Employee remains absent from service (with or without pay) with the Company or an Affiliated Company (or, in the case of a Transferred Employee, with the “Company” or “Affiliated Company,” as defined under the Prior Plan as in effect during the applicable period) for any reason other than resignation, retirement, discharge, or death, such as illness, maternity or paternity leave, or Leave of Absence.

Notwithstanding the foregoing, in the event that the Employee fails to return to active employment upon the expiration of a Leave of Absence (or, in the case of a military leave, during the period in which his reemployment rights are protected by applicable law, or during the period in which his reemployment rights are protected by the Plan Administrator, whichever is longer), the Employee’s Separation Date shall mean the date on which such absence from service began, unless such failure to return is the result of retirement, Disability, or death.

1.54	“Service” means the aggregate of the following:

(a)	The period commencing with the first day of the month in which an Employee is credited with an Hour of Service, and ending on the Employee’s Separation Date.

(b)	If an Employee performs an Hour of Service within twelve months of a Separation Date on account of an event described in Section 1.53(a), the period from such Separation Date to such Hour of Service.

(c)

In the case of an Employee who leaves employment with the Company or an Affiliated Company (or, in the case of a Transferred Employee, with the “Company” or an “Affiliated Company,” as defined under the Prior Plan as in effect during the applicable period) to enter service with the armed forces of the United States, the period of such military service, provided the individual resumes employment with the Company or an Affiliated Company within the period during which his reemployment rights are protected by Section 414(u) of the Code, or within the period during which his reemployment rights are protected by the Plan Administrator, whichever is longer.

Continuous Service accrued under the TimkenSteel Corporation Latrobe Voluntary Investment Program shall be included in the computation of any Service under the Plan for Latrobe Transferred Participants.

1.55	“Spinoff” means the event described as the “Spinoff” in the Preamble of the Plan.

1.56

“Spouse” means the person, if any, to whom the Employee is lawfully married at the time of his death prior to retirement or at the time his benefits are to commence, as the case may be, provided, however, that a former spouse will be treated as the Spouse to the extent provided under a Qualified Domestic Relations Order.

1.57	“Timken” means The Timken Company.

1.58	“Timken Stock” means a share or shares of the common stock of The Timken Company, which is not intended to be qualifying employer securities within the meaning of Section 407(d)(5) of ERISA.

1.59	“Total Account” means the total amounts held under the Plan for a Participant, consisting of the following subaccounts:

(a)

“Before-Tax Contribution Account” — The portion of the Participant’s Total Account consisting of Before-Tax Contributions and Catch-Up Contributions made in accordance with Section 3.1 (and, for a Transferred Participant, any “Before-Tax Contributions” or “Catch-Up Contributions,” as such terms are defined under the Prior Plan, made on behalf of the Participant) plus or minus any investment earnings or losses on such contributions, less any withdrawals or distributions from such Account. There shall be an ESOP Subaccount and a Non-ESOP Subaccount within the Before-Tax Contribution Account.

(b)

“Matching Contribution Account” — The portion of the Participant’s Total Account consisting of Company Matching Contributions (and, for a Transferred Participant, any “Company Matching Contributions,” as defined under the Prior Plan, made on behalf of the Participant) plus or minus any investment earnings or losses on such contributions, less any withdrawals or distributions from such Account. There shall be an ESOP Subaccount and a Non-ESOP Subaccount within the Matching Contribution Account.

(c)

“Rollover Contribution Account” — The portion of the Participant’s Total Account consisting of any Rollover Contribution made on behalf of the Participant in accordance with Section 3.5 (and, for a Transferred Participant, any “Rollover Contribution,” as defined under the Prior Plan, made on behalf of the Participant) plus or minus any investment earnings or losses on such amounts, less any withdrawals or distributions from such Account. There shall be an ESOP Subaccount and a Non-ESOP Subaccount within the Rollover Contribution Account.

(d)

“Latrobe Rollover Contribution Account” — The portion of the Participant’s Total Account that reflects the Latrobe Rollover Contributions attributable to the Participant, plus or minus any investment earnings or losses on such amounts, less any withdrawals or distributions from such Account. There shall be an ESOP Subaccount and a Non-ESOP Subaccount within the Latrobe Rollover Contribution Account.

(e)

“Latrobe Wage Reduction Contribution Account” — The portion of the Participant’s Total Account that reflects the Latrobe Wage Reduction Contributions attributable to the Participant, plus or minus any investment earnings or losses on such amounts, less any withdrawals or distributions from such Account. There shall be an ESOP Subaccount and a Non-ESOP Subaccount within the Latrobe Wage Reduction Contribution Account.

Each Participant’s Total Account, in the aggregate, shall be divided into an ESOP Account and a Non-ESOP Account.

1.60	“Transferred Employees” means the individuals described as “Transferred Employees” in the Preamble of the Plan.

1.61	“Transferred Participants” means the individuals described as “Transferred Participants” in the Preamble of the Plan.

1.62	“Trustee” means the Trustee or Trustees appointed by the Company in accordance with Section 10.

1.63	“Trust Fund” means the fund established under the terms of the Trust Agreement for the purpose of holding and investing the assets of the Plan held by the Trustee.

1.64	“Valuation Date” means each day on which the New York Stock Exchange is open for trading or such other date or dates as the Plan Administrator deems appropriate.

1.65	“Vested” means a Participant’s non-forfeitable right to his Total Account.

1.66

“Year of Service” means an Eligibility Computation Period during which an Employee is credited with at least 1,000 Hours of Service. If any Eligibility Computation Period is less than 12 consecutive months, the Hours of Service requirement set forth herein will be proportionately reduced (if it is greater than one) in determining whether an Employee is credited with a Year of Service during such short Eligibility Computation Period.

For the 2013 Plan Year, the computation of a Year of Service for any Participant in the Plan immediately prior to June 30, 2014 will be made in accordance with Treasury Regulations sections 1.410(a)-7(f) and 1.410(a)-7(g).

Continuous Service accrued under the TimkenSteel Corporation Latrobe Voluntary Investment Program shall be included in the computation of any Years of Service under the Plan for Latrobe Transferred Participants.

SECTION 2

PARTICIPATION

2.1	PARTICIPATION REQUIREMENTS

(a)	Any Transferred Participant and any Latrobe Transferred Participant shall immediately participate in the Plan as of the Effective Date.

(b)

Any Eligible Employee who is an Eligible Employee on or after the Effective Date may participate in the Plan as of the first day of the month after being employed full-time for at least one full calendar month during which the Eligible Employee shall have worked the available business days. Notwithstanding the foregoing, an Eligible Employee who is not classified as full time shall become eligible to participate in the Plan on the first day of the month after he completes one Year of Service. Notwithstanding any provision in the Plan to the contrary, service with TSB Metal Recycling LLC or its predecessor prior to January 1, 2014 shall be treated in the same manner as service performed on or after the Effective Date for purposes of the participation requirements described in this subsection (b). Also notwithstanding any provision in the Plan to the contrary, service for Transferred Employees under the Prior Plan and service for Latrobe Transferred Participants under the TimkenSteel Corporation Latrobe Voluntary Investment Program shall be treated as service under the Plan, provided that nothing in this sentence shall result in the double counting of any period of service for an Employee.

2.2	APPLICATION TO PARTICIPATE

An Eligible Employee, or an Employee who will become an Eligible Employee within two months, may enroll to become a Participant by filing his elections in the form prescribed by the Plan Administrator at least one pay period prior to the date on which he elects to commence participation. All Transferred Participants and Latrobe Transferred Participants shall automatically become Participants as of the Effective Date.

2.3	EFFECTIVE DATE OF ELECTIONS

In order to make contributions or have contributions made on his behalf, an Eligible Employee who becomes a Participant must make elections as provided under the Plan. The elections shall become effective with respect to the first payroll period commencing on or after the Employee’s date of commencement of participation. For Transferred Participants and Latrobe Transferred Participants, all such elections made under the Prior Plan or the TimkenSteel Corporation Latrobe Voluntary Investment Program, as the case may be, shall apply to the Plan as of the Effective Date.

2.4	PARTICIPATION UPON REEMPLOYMENT

An Eligible Employee who reaches a Separation Date prior to becoming a Participant and who is subsequently reemployed shall have all periods of Service prior to such Separation Date counted in the determination of eligibility regardless of the period of time that may have elapsed between his Separation Date and his subsequent date of reemployment and may participate in the Plan on the later of:

(a)	his completion of, in the aggregate, the period of Service applicable to such Eligible Employee pursuant to Section 2.1; or

(b)	the first available payroll period following his date of reemployment;

or on any subsequent payroll period determined above, provided he is then an Eligible Employee.

A Participant who: (i) separates from service from the Company (or, in the case of Transferred Employees who terminated employment prior to the Spinoff, the “Company,” as defined under the Prior Plan on the applicable date); (ii) incurs a Period of Severance; and (iii) is reemployed by the Company as an Eligible Employee, shall immediately resume participation in the Plan as of the date of his reemployment.

2.5	TERMINATION OF PARTICIPATION

A Participant’s participation in the Plan shall continue until the later of:

(a)	the Participant’s Separation Date; or

(b)	such time as all nonforfeitable amounts credited to the Participant’s Total Account shall have been distributed in full in accordance with the terms of the Plan.

2.6	VETERAN’S RIGHTS

Notwithstanding any provision of the Plan to the contrary, contributions, benefits and Service credit with respect to qualified military service shall be provided in accordance with Section 414(u) of the Code. Effective January 1, 2007, notwithstanding any provision of this Plan to the contrary, if a Participant dies during his or her period of service with the armed forces, the survivors of the Participant will be entitled to any benefits provided under the Plan that such survivors would have been entitled to receive if the Participant had become reemployed by the Company on the day immediately prior to his or her date of death (entitling such Participant to additional benefit accruals and vesting service relating to periods of qualified military leave under Section 414(u) of the Code) and then terminated employment on his actual date of death.

SECTION 3

PARTICIPANT CONTRIBUTIONS

3.1	PARTICIPANT CONTRIBUTIONS

Each Eligible Employee may, upon becoming a Participant, elect to have a Before-Tax Contribution made on his behalf at a rate of between one percent and seventy-five percent of his Compensation. The rate of contribution will be in increments of 1%. Such election shall be in the form of a Salary Deferral Agreement, and shall be subject to the Compensation Deferral Limit, if any, applicable to such Participant as established by the Plan Administrator from time to time for purposes of meeting the nondiscrimination tests of Section 401(k) of the Code, and, if applicable, satisfying the maximum limits described in Section 3.6 and Sections 4.6 through 4.12. As provided in Section 2, any elections made under the Prior Plan shall apply to the Plan as of the Effective Date.

Notwithstanding the foregoing, any Participant who has elected to have Before-Tax Contributions made on his behalf to this Plan and who has attained age 50 before the end of a particular calendar year shall be permitted to make catch-up contributions for such calendar year (the “Catch-Up Contributions”) in accordance with, and subject to the limitations of, Section 414(v) of the Code; provided, however, that a Participant will be permitted to make Catch-Up Contributions for a pay period only to the extent that the Participant’s Catch-Up Contributions for such pay period, when added to the Participant’s other Before-Tax Contributions for such pay period, are equal to or less than 100% of the Participant’s Compensation for such pay period. Catch-Up Contributions shall not be taken into account for purposes of the provisions of the Plan implementing the required limitations of Sections 401(a)(30) and 415(c) of the Code (i.e., Sections 3.6 and 4.12, respectively). In addition, notwithstanding any provision of the Plan to the contrary, the Plan shall not be treated as failing to satisfy the requirements of Sections 401(k)(3), 401(k)(11), 410(b), or 416 of the Code, as applicable, by reason of the making of any such Catch-Up Contributions. In furtherance of, but without limiting the foregoing, (a) contributions made during a Participant’s taxable year on behalf of the Participant under a Salary Deferral Agreement (including Catch-Up Contributions) that exceed the statutory limit described in Section 3.6(a) or Section 4.12 shall be treated as Catch-Up Contributions, and (b) Catch-Up Contributions shall be permitted to be made on a payroll-by-payroll basis; provided, however, that a contribution made under a Salary Deferral Agreement may only be characterized as a Catch-Up Contribution on a Plan Year basis.

3.2	INCREASE OR DECREASE IN RATE OF CONTRIBUTIONS

A Participant may elect to change the rate of contributions under his Salary Deferral Agreement as of any payroll period, provided he files with the Plan Administrator in the form prescribed by the Plan Administrator a new Salary Deferral Agreement within the time frame prescribed by the Plan Administrator.

3.3	SUSPENSION AND RESUMPTION OF CONTRIBUTIONS

(a)

A Participant may elect to suspend contributions, effective the next available payroll period, provided that the Participant files with the Plan Administrator, in the form prescribed by the Plan Administrator, his election to suspend within the time frame prescribed by the Plan Administrator. In the event of an election to suspend contributions, the Participant may have contributions resumed effective any subsequent payroll period, provided that he files a new Salary Deferral Agreement with the Plan Administrator within the time frame prescribed by the Plan Administrator.

(b)	A Participant may not make up suspended contributions.

(c)	During a period of suspension, gains and losses on the Participant’s Total Account will continue to be credited or debited on the balance of his Total Account.

If a Participant ceases to be an Eligible Employee but continues in the employ of the Company, Before-Tax Contributions made on his behalf shall be immediately suspended. No contributions shall be made for a Participant with respect to the period of such suspension. If the Participant again becomes an Eligible Employee, he may resume his Before-Tax Contributions by filing the appropriate form with the Plan Administrator. Resumption of contributions shall commence as of the next available payroll period following the date the appropriate form is properly filed with the Plan Administrator, or as soon as practical thereafter.

3.4	EFFECTIVE DATE OF ELECTIONS

The elections referred to in this Section 3 shall become effective with respect to the first available payroll period, in accordance with the administrative procedures established by the Plan Administrator.

3.5	ROLLOVER CONTRIBUTIONS

(a)

The Plan Administrator in accordance with a uniform and nondiscriminatory policy, shall determine whether or not a Rollover Contribution shall be accepted. Any such request shall state the amount of the Rollover Contribution and include a statement that such contribution qualifies as a Rollover Contribution as defined in Section 1.51. The Plan Administrator may require the Employee to submit such other evidence and documentation as the Plan Administrator determines necessary to ensure that the contribution qualifies as a Rollover Contribution. All Rollover Contributions must be made in cash.

If a rollover is later deemed to be invalid, such invalid amount plus allowable income shall be distributed to the Participant within a reasonable time after such determination pursuant to the Code and related regulations.

(b)	The Employee shall at all times have a nonforfeitable right in 100% of his Rollover Contribution Account.

(c)

An Employee who makes a Rollover Contribution to the Trust Fund shall be deemed to be a Participant with respect to such amount for all purposes of the Plan, except for purposes of Sections 2.1 through 2.5, Sections 3.1 through 3.4 and Sections 4.1 through 4.12.

(d)	At the time the Rollover Contribution is made to the Trust Fund, the Employee must elect to have it invested in accordance with the terms of Section 5.2.

(e)

For administration and account purposes, the amounts paid to the Trust Fund in the form of Rollover Contributions and any interest earned on such amounts shall be credited to the Participant’s Rollover Contribution Account, or to such other account or accounts as may be appropriate under the circumstances. In no event, however, shall any Rollover Contribution be subject to Company Matching Contributions.

(f)	Unless specifically indicated to the contrary elsewhere in this Plan, the Plan shall prohibit the transfer of assets to the Plan from any other plan.

3.6	MAXIMUM AMOUNT OF SALARY DEFERRAL

(a)

Subject to the provisions of paragraph (b) below, contributions made during a Participant’s taxable year (which is presumed to be the calendar year) on behalf of the Participant under a Salary Deferral Agreement shall be limited to $17,500 (or such other limit as may be in effect at the beginning of such taxable year under Section 402(g)(1) of the Code), reduced by the amount of “elective deferrals” (as defined in Section 402(g)(3) of the Code) made during the taxable year of the Participant under any plans or agreements maintained by the Company or an Affiliated Company other than this Plan

(and, in the sole discretion of the Plan Administrator, any plans or agreements maintained by any other employer, if reported to the Plan Administrator at such time and in such manner as the Plan Administrator shall prescribe).

(b)

If contributions made on a Participant’s behalf for the preceding taxable year of the Participant under a Salary Deferral Agreement, and any other elective deferrals (within the meaning of Section 402(g)(3) of the Code), made on the Participant’s behalf under any other qualified cash or deferred arrangement of the Company for such taxable year exceed $17,500 (or such other amount as adjusted in accordance with paragraph (a) above), then the Participant shall notify the Plan Administrator in writing by the first March 1 following the close of such taxable year of the amount of such excess. Such notification shall include a statement that if such amounts are not distributed, the excess deferral amount, when added to amounts deferred under other plans or arrangements described in Section 401(k), 408(k), or 403(b) of the Code, will exceed the limit imposed on the Participant by Section 402(g) of the Code for the taxable year of the Participant in which the deferral occurred.

(c)

If the elective deferral limit is exceeded for a Participant for a taxable year, the excess amount, adjusted for the net earnings or losses thereon through the last day of the Plan Year in which the excess deferral arose, shall be refunded to the Participant in a single payment no later than April 15 of the taxable year following the taxable year in which such excess deferral arose. If the Participant’s Before-Tax Contribution Account is invested in more than one investment fund, such refund shall be made pro rata, to the extent practicable, from all such investment funds. The amount refunded shall not exceed the Participant’s Before-Tax Contributions under the Plan for the taxable year. The payment shall be deemed to have been made before the close of the taxable year in which such excess deferral arose. If the Participant fails to notify the Plan Administrator by the specified March 1, no refund will be made.

(d)

Notwithstanding the provisions of paragraph (b) above, a Participant’s excess Before-Tax Contributions shall be reduced, but not below zero, by any distribution of excess contributions made pursuant to Section 4.6 for a Plan Year, provided such excess contributions are distributed on or before March 15 of the Plan Year following the Plan Year in which such excess contributions arose.

SECTION 4

COMPANY MATCHING CONTRIBUTIONS

4.1	COMPANY MATCHING CONTRIBUTIONS

The first three percent of Compensation deferred hereunder shall be eligible for Company Matching Contributions. Subject to Section 11.5, each pay period the Company shall contribute to the Matching Contribution Account of each Participant who is employed by the Company, an amount equal to such Participant’s Before-Tax Contributions up to the first three percent of such Participant’s Compensation; provided, however, that the maximum contribution rate shall be subject to the maximum limits described in the Plan. Such contributions shall be known as Company Matching Contributions. No Company Matching Contributions shall be made with respect to the Before-Tax Contributions in excess of three percent of Compensation made on behalf of any Participant.

Unless the collective bargaining agreement covering a Participant’s bargaining unit states otherwise, when the term of such collective bargaining agreement expires, unless it is extended, the Company shall not be required to make any Company Matching Contributions with respect to such Participant after such date, and such Participant shall become an inactive Participant for purposes of Company Matching Contributions under the Plan as of such date.

4.2	FORM OF COMPANY MATCHING CONTRIBUTION

Company Matching Contributions shall be contributed to the Trust Fund in cash no later than the time prescribed by law (including extensions thereof) for filing the Company’s Federal income tax return for the taxable year of the Company which includes the last day of the Plan Year for which such contributions are made.

4.3	COMPANY MATCHING CONTRIBUTIONS REDUCED BY FORFEITURES

Company Matching Contributions shall be reduced by Forfeitures in accordance with the provisions of Section 4.5.

4.4	ESTABLISHMENT OF PARTICIPANT ACCOUNTS

(a)

The Company shall establish and maintain for each Participant a Total Account consisting of the following three accounts, as described in Section 1.59, and any such other accounts as may be deemed necessary by the Plan Administrator:

(i)	Before-Tax Contribution Account;

(ii)	Matching Contribution Account;

(iii)	Rollover Contribution Account;

(iv)	Latrobe Rollover Contribution Account; and

(v)	Latrobe Wage Reduction Contribution Account.

(b)	Within each account described in paragraph (a) above, separate records shall be kept of the portion, if any, of each account invested in the funds listed in Section 5.1.

4.5	FORFEITURES

Forfeitures shall be applied, no later than the end of the Plan Year immediately following the Plan Year in which the Forfeitures occur, in the following order:

(a)	to pay Plan fees and expenses;

(b)	to the extent of any remainder to make restorations pursuant to the last sentence of Section 9.7(b);

(c)	to the extent of any remainder, to reduce future Company Matching Contributions including any other contributions approved by the Plan Administrator; and

(d)

to the extent of any remainder, to provide a Company Matching Contribution to be allocated to Participants no later than the Plan Year immediately following the Plan Year in which the Forfeitures occurred.

4.6	NONDISCRIMINATION REQUIREMENTS

(a)	Actual Deferral Percentage Tests

(i)	The average Deferral Percentage for the Highly Compensated Employee group shall not exceed the greater of:

(A)	125 percent (125%) of such percentage for the Nonhighly Compensated Employee group (for the preceding Plan Year if the prior-year testing method is used); or

(B)

The lesser of 200 percent (200%) of such percentage for the Nonhighly Compensated Employee group (for the preceding Plan Year if the prior-year testing method is used), or such percentage for the Nonhighly Compensated Employee group (for the preceding Plan Year if the prior-year testing method is used) plus two (2) percentage points.

The Plan Administrator may exclude Nonhighly Compensated Employees who have not attained age 21 and do not have at least one Year of Service from the calculation of the average Deferral Percentage for Nonhighly Compensated Employees. This special testing rule may only be used in any Plan Year in which the Plan separately satisfies Section 410(b)(1) of the Code with respect to the group of Participants who have not attained age 21 or do not have at least one Year of Service.

(ii)	The Deferral Percentage for each Participant and the average Deferral Percentage for each group shall be calculated to the nearest one-hundredth of one percent.

(iii)

A Highly Compensated Employee and a Nonhighly Compensated Employee shall include any Employee eligible to make a deferral election pursuant to Section 3.1, whether or not such deferral election was made or suspended pursuant to Section 3.3.

Notwithstanding the above, if the prior-year testing method is used to calculate the average Deferral Percentage for the Nonhighly Compensated Employee group for the first Plan Year of this amendment and restatement, a Nonhighly Compensated Employee shall include any such Employee eligible to make a deferral election, whether or not such deferral election was made or suspended, pursuant to the provisions of the Plan in effect for the preceding Plan Year.

Notwithstanding the above, if two or more plans which include cash or deferred arrangements are permissively aggregated under Regulation 1.410(b)-7(d), all plans permissively aggregated must use either the current-year testing method or the prior-year testing method for the testing year.

(iv)

For the purposes of this Section, if a Highly Compensated Employee is a Participant under two or more cash or deferred arrangements of the Company or an Affiliated Company, all such cash or deferred arrangements shall be treated as one cash or deferred arrangement for the purposes of determining the actual deferral ratio with respect to such participating Highly Compensated Employee. However, if the cash or deferred arrangements have different plan years, all Before-Tax Contributions made during the Plan Year under all such arrangements shall be aggregated. Notwithstanding the foregoing, cash or deferred arrangements that are not permitted to be aggregated under Treasury Regulations issued under Section 401(k) of the Code shall be treated as separate arrangements.

(v)

For the purpose of this Section, when calculating the average Deferral Percentage for the Nonhighly Compensated Employee group, the current-year testing method shall be used. Any change in the testing method shall be made pursuant to Internal Revenue Service Notice 98-1 (or superseding guidance).

(vi)

The Plan Administrator may amend or revoke the Before-Tax Contributions election of any Participant at any time, if the Plan Administrator determines that such revocation or amendment is necessary to ensure that the discrimination test described in this Section 4.6(a) is satisfied.

(b)	Actual Contribution Percentage Tests

(i)

The Plan Administrator may amend or revoke the Before-Tax Contributions election of any Participant at any time, if the Plan Administrator determines that such revocation or amendment is necessary to ensure that the discrimination tests of Section 401(m) of the Code are met for such Plan Year. The discrimination tests shall be that the Actual Contribution Percentage for Highly Compensated Employees for such Plan Year bears a relationship to the Actual Contribution Percentage for all other Eligible Employees for the preceding Plan Year which meets either of the following tests:

(A)	the Actual Contribution Percentage for the group of Highly Compensated Employees is not more than the Actual Contribution Percentage of all other Eligible Employees multiplied by 1.25, or

(B)

the excess of the Actual Contribution Percentage for the group of Highly Compensated Employees over that of all other Eligible Employees is not more than two percentage points, and the Actual Contribution Percentage for the group of Highly Compensated Employees is not more than the Actual Contribution Percentage of all other Eligible Employees multiplied by two.

(ii)	The provisions of this Section 4.6(b) are effective for Plan Years beginning on or after January 1, 2013.

4.7	ADJUSTMENT TO ACTUAL DEFERRAL PERCENTAGE

(a)	In the event that Excess Contributions (as such term is hereinafter defined) are made to the Trust Fund for any Plan Year, then, prior to March 15 of the following Plan Year, such

Excess Contributions (plus any income and minus any loss allocable thereto through the last day of the Plan Year in which such Excess Contributions were made) shall be distributed to the Highly Compensated Employees on the basis of the respective portions of the Excess Contributions attributable to each such Highly Compensated Employee in order of the dollar amount of Before-Tax Contributions made by or on behalf of such Highly Compensated Employees beginning with the Highly Compensated Employee with the highest dollar amount of Before-Tax Contributions. For the purposes of this Section, the term “Excess Contributions” shall mean, for any Plan Year, the excess of (a) the aggregate amount of Before-Tax Contributions actually paid to the Trust on behalf of Highly Compensated Employees for such Plan Year over (b) the maximum amount of Before-Tax Contributions permitted for such Plan Year under Section 4.6(a), determined by hypothetically reducing Before-Tax Contributions made on behalf of Highly Compensated Employees in order of their actual deferral percentage (as defined in Section 4.6(a)) beginning with the highest of such percentages.

(i)	With respect to the distribution of Excess Contributions pursuant to this Section 4.7(a), such distribution:

(A)	May be postponed but not later than the close of the Plan Year following the Plan Year to which they are allocable;

(B)

Shall be made first from unmatched Before-Tax Contributions and, thereafter, proportionately from Before-Tax Contributions which are matched and Company Matching Contributions which relate to such deferred compensation, if used in the average Deferral Percentage tests pursuant to Section 4.6(a); and

(C)	Shall be designated by the Company as a distribution of Excess Contributions (and income).

(ii)	Any distribution of less than the entire amount of Excess Contributions shall be treated as a pro rata distribution of Excess Contributions and income.

(iii)	Company Matching Contributions that relate to Excess Contributions shall be forfeited.

(b)

Within twelve (12) months after the end of the Plan Year, the Company may make a special Qualified Nonelective Contribution on behalf of Nonhighly Compensated Employees provided such contribution satisfies the requirements of Treasury Regulation 1.401(k)-2(a)(6).

4.8	ADJUSTMENT TO ACTUAL CONTRIBUTION PERCENTAGE

(a)

In the event that the Plan should fail to meet the test set forth in Section 4.6(b)(i), the amount of “excess aggregate contributions” for a Highly Compensated Employee for a Plan Year is to be determined by the following leveling methods:

(i)

the total dollar amount of excess aggregate contributions is determined by reducing contributions on behalf of Highly Compensated Employees in the order of their contribution percentages, beginning with the highest of such percentages and continuing until the actual contribution percentage test is satisfied;

(ii)

the amount determined in (i) above is reallocated beginning with the Highly Compensated Employee with the highest dollar amount of contributions taken into account in performing the actual contribution percentage test to equal the dollar amount of the Highly Compensated Employee with the next highest dollar amount of such contributions and continuing in succeeding order of the Highly Compensated Employees until all excess aggregate contributions are accounted for as determined in (i) above;

(iii)	each Highly Compensated Employee will receive a distribution of his portion of excess aggregate contributions determined in step (ii) above.

(b)

The amount of excess aggregate contributions with respect to an Employee for a Plan Year shall be determined only after first determining the excess contributions that are treated as Employee contributions for the Plan Year due to recharacterization. For each Highly Compensated Employee, the amount of excess aggregate contributions is equal to the total Company Matching Contributions, plus Before-Tax Contributions (excluding any Catch-Up Contributions) treated as matching contributions, on behalf of the Participant.

(c)

Excess aggregate contributions (and income allocable thereto through the last day of the Plan Year in which such excess contributions were made) are distributed in accordance with this Section 4.8, only if such excess aggregate contributions (and allocable income) are designated by the Plan Administrator as a distribution of excess aggregate contributions (and income) and are distributed to appropriate Highly Compensated Employees after the close of the Plan Year in which the excess aggregate contributions occurred and within twelve months after the close of the following Plan Year.

(d)	The provisions of this Section 4.8 are effective for Plan Years beginning on or after January 1, 2013.

4.9	TESTING PROCEDURES

In applying the limitations set forth in Section 4.6, the Company may, at its option, utilize such testing procedures as may be permitted under Sections 401(a)(4), 401(k), 401(m) or 410(b) of the Code, subject to any applicable limitations contained in the regulations, including, without limitation, (1) aggregation of the Plan with one or more other qualified plans of the Controlled Group, (2) inclusion of qualified matching contributions, qualified non-elective contributions or elective deferrals described in, and meeting the requirements of, Treasury Regulations under Section 401(k) or 401(m) of the Code made to any other qualified plan of the Controlled Group, (3) exclusion of all Eligible Employees (other than Highly Compensated Employees) who have not met the minimum age and service requirements of section 410(a)(1)(A) of the Code, or (4) any permissible combination thereof.

4.10	AGGREGATION OF PLANS

In the event this Plan is aggregated with any other plan maintained by the Company or an Affiliated Company and treated as a single plan for purposes of Sections 401(a)(4) and 410(b) of the Code, all Before-Tax Contributions, and Company Matching Contributions made under such plans shall be treated as made under a single plan, and if two or more of such plans are permissively aggregated for purposes of Sections 401(k) and 401(m) of the Code, such plans shall be treated as a single plan for purposes of satisfying Section 401(a)(4) and 410(b) of the Code.

4.11	DISAGGREGATION OF PLAN

Notwithstanding anything contained in the Plan to the contrary, in the event the mandatory disaggregation rules under applicable Treasury Regulations require that this Plan be treated as two (2) or more separate plans, the provisions of the Plan shall be applied separately with respect to each deemed separate plan, as required by law.

In the case of a deemed separate plan that covers Eligible Employees employed within a classification with respect to which retirement benefits have been the subject of collective bargaining, the provisions of Sections 4.6, 4.7, and 4.8 shall apply to such deemed separate plan and the provisions of Sections 4.6, 4.7, and 4.8 shall be deemed satisfied by such deemed separate plan.

4.12	CODE SECTION 415 LIMITS

The annual additions made on behalf of a Participant hereunder shall be limited to the extent required by Section 415 of the Code and rulings, notices and regulations issued thereunder. To the extent applicable, Section 415 of the Code and rulings, notices and regulations issued thereunder are hereby incorporated by reference into this Plan.

SECTION 5

INVESTMENT PROVISIONS

5.1	DESCRIPTION OF FUNDS

The assets of the Plan shall be invested by the Trustee in accordance with the instructions of the Participants pursuant to Section 5.2 of the Plan and in accordance with the further provisions of this Section 5.1, and the Trust Agreement, in one or more of the following investment options:

(a)

Money Market Fund — A fund consisting of securities and obligations which produce a fixed rate of investment return, including, but not limited to, United States government securities, corporate bonds, notes, debentures, convertible securities, preferred stocks, or an investment fund or funds maintained by the Trustee or other banks or other financial institutions, or any contracts issued by insurance companies or other financial institutions.

(b)	Company Stock Fund — A fund designed solely to invest in Company Stock.

(c)	Investment Option — Such other investment options as may be selected from time to time by the Investment Committee described in Section 10.6.

Nothing in this Section 5.1 shall prohibit the Trustee from maintaining from time to time reasonable amounts in cash or cash equivalents. See Section 13 for a description of the Timken Stock Fund.

All dividends, interest and other income of each fund, as well as stock splits, stock dividends, and the like, shall be reinvested in that fund.

Notwithstanding any provision of the Plan to the contrary, (1) the Plan Administrator may establish rules and procedures relating to the investments in one or more of the investment options, which rules and procedures may be changed from time to time by the Plan Administrator, and (2) the investment options shall be subject to, and governed by, all applicable legal rules and restrictions and the rules specified by the investment option providers in the fund prospectus(es) or other governing documents thereof (to the extent such rules and procedures are imposed and enforced by the investment fund provider against the Plan or a particular Participant). Such rules, procedures and restrictions may limit the ability of a Participant to make transfers into or out of a particular investment option and/or may result in additional transaction fees or other costs relating to such transfers.

There will be no investment fees for Latrobe Transferred Participants for the Company Stock Fund and three other investment options; but investment fees on the additional options will be charged to the Total Account of any Participant electing them.

5.2	INVESTMENT ELECTION

At the time an Eligible Employee elects to participate in the Plan, he must elect, in a form prescribed by the Plan Administrator, to have contributions invested in the following manner;

(a)	0%, or in increments of 1 % up to a total of 100% in the Money Market Fund.

(b)	0%, or in increments of 1 % up to a total of 100% in any of the Investment Options.

(c)	0%, or in increments of 1 % up to a total of 100% in the Company Stock Fund

A Participant’s investment election must total 100% of such contributions. In the absence of a valid election by any Participant, 100% of such contributions and loan repayments shall be credited to such investment fund determined by the Investment Committee described in Section 10.6.

The provisions of this Section 5.2 are subject to the rules, procedures and restrictions described in Section 5.1. In furtherance of, but without limiting the foregoing, the Trustee, the Plan Administrator, or any investment option provider (or their delegate, as applicable) may decline to implement any investment election or instruction where it deems appropriate.

5.3	CHANGE IN INVESTMENT ELECTION

Each Participant may elect effective on any business day of the year and upon sufficient notice to the recordkeeper appointed by the Company to have his current and/or future Participant and Company Matching Contributions invested in a proportion different from that previously selected. Such election shall be made in accordance with the percentage specifications provided in Section 5.2. For purposes of the Plan, a “business day” shall be any day the New York Stock Exchange is open for trading.

The provisions of this Section 5.3 are subject to the rules, procedures and restrictions described in Section 5.1. In furtherance of, but without limiting the foregoing, the Trustee, the Plan Administrator, or any investment option provider (or their delegate, as applicable) may decline to implement any investment election or instruction where it deems appropriate.

5.4	RESPONSIBILITY OF PARTICIPANT IN MAKING INVESTMENT ELECTIONS

The selection of an investment option in accordance with Sections 5.2 and 5.3 is the sole responsibility of each Participant. The Plan Administrator, the Trustee, the Company, or any other fiduciary to the Plan are not authorized or permitted to advise a Participant as to the selection of any option or the manner in which such contributions shall be invested. The fact that a security is available to Participants for investment under the Plan shall not be construed as a recommendation as to the purchase of that security, nor shall the designation of an investment option impose any liability on the Plan Administrator, the Trustee, the Company, or any fiduciary to the Plan.

The Plan is intended to comply with the provisions of Section 404(c) of ERISA and the regulations thereunder. The Plan Administrator, the Trustee, the Company, and any fiduciary of the Plan shall be relieved of liability for any losses that are the result of investment directions given by a Participant, Beneficiary, or any other person authorized hereunder to direct the investment of any amount allocated to such Participant’s, Beneficiary’s, or other person’s Total Account. The selection of investment option choices and the administration of Plan investments are intended to comply with the requirements of Section 404(c)(1) of ERISA and the regulations thereunder.

5.5	TRANSFER OF FUNDS

Each Participant may elect upon sufficient notice (or such other form as the Plan Administrator approves) at any time to have any portion of his Total Account (in dollar amounts or in increments of 1%) in any fund to be transferred to any other fund.

The provisions of this Section 5.5 are subject to the rules, procedures and restrictions described in Section 5.1. In furtherance of, but without limiting the foregoing, the Trustee, the Plan Administrator, or any investment option provider (or their delegate, as applicable) may decline to implement any investment election or instruction where it deems appropriate.

5.6	STOCK RIGHTS, STOCK DIVIDENDS AND STOCK SPLITS

The Trustee, unless otherwise directed by the Plan Administrator, shall sell any rights which it receives to purchase shares of Company Stock. The net proceeds of the sale of such rights, and any cash received by the Trustee in connection with a stock dividend representing fractional interests in shares of Company Stock, shall be applied by the Trustee to purchase shares of Company Stock. The shares so purchased and any shares received by the Trustee as a result of a stock dividend or stock split shall be allocated by the Plan Administrator to the individual accounts of Participants, in proportion to their respective interests in Company Stock held by the Trust Fund.

5.7	TRADING RESTRICTIONS

Subject to Section 13, and notwithstanding any other provision of the Plan to the contrary:

(a)

The Plan Administrator, in its sole and absolute discretion, may temporarily suspend, in whole or in part, certain Plan transactions, including, without limitation, the right to change or suspend contributions, and/or the right to receive a distribution, loan or withdrawal from an account in the event of any conversion, change in recordkeeper and/or Plan merger or spinoff.

(b)

The Plan Administrator, in its sole and absolute discretion, may suspend, in whole or in part, temporarily or permanently, Plan transactions dealing with investments, including without limitation, the right of a Participant to change investment elections or reallocate account balances in the event of any conversion, change in recordkeeper, change in investment options and/or Plan merger or spinoff.

(c)

In the event of a change in investment options and/or a Plan merger or spinoff, the Plan Administrator, in its sole and absolute discretion, may decide to map investments from a Participant’s prior investment fund elections to the then available investment options under the Plan. In the event that investments are mapped in this manner, the Participant shall be permitted to reallocate funds among the investment options (in accordance with the terms of the Plan and any relevant rules and procedures adopted for this purpose) after the suspension period described in paragraph (a) of this Section 5.7 (if any) is lifted.

(d)

Notwithstanding any provision of the Plan to the contrary, the investment options shall be subject to, and governed by, all applicable legal rules and restrictions and the rules specified by the investment option providers in the fund prospectus(es) or other governing documents thereof (to the extent such rules and procedures are imposed and enforced by the investment fund provider against the Plan or a particular Participant). Such rules, procedures and restrictions may limit the ability of a Participant to make transfers into or out of a particular investment option and/or may result in additional transaction fees or other costs relating to such transfers. In furtherance of, but without limiting the foregoing, Trustee, recordkeeper, Plan Administrator or investment option provider (or their delegate, as applicable) may decline to implement any investment election or instruction where it deems appropriate.

5.8	RECOVERY OF ERRONEOUS PAYMENTS

In the event of an erroneous payment or payment amount in excess of the Plan’s obligation, the Plan may reduce future benefits by the amount of the error or may recover the excess directly from the person to or for whom the payment was made. This right of recovery does not limit the Plan’s right to recover an erroneous payment in any other manner.

SECTION 6

VESTING

6.1	VESTING OF PARTICIPANT CONTRIBUTIONS

A Participant shall be fully Vested in his Before-Tax Contribution Account, Rollover Contribution Account, Latrobe Rollover Contribution Account, and Latrobe Wage Reduction Contribution Account at all times.

6.2	VESTING OF COMPANY MATCHING CONTRIBUTIONS

A Participant shall be fully Vested in his Matching Contribution Account at all times.

6.3	VESTING OF REINVESTED DIVIDENDS

Dividends paid on Company Stock held in a Participant’s Total Account, and Company Stock acquired with such dividends, will at all times be fully vested.

SECTION 7

DISTRIBUTIONS

7.1	DISTRIBUTION ON RETIREMENT, DISABILITY OR OTHER TERMINATION OF SERVICE

(a)

After retirement at his Normal Retirement Date, date of Disability, or after his termination of employment with the Company and all Affiliated Companies, the Participant’s entire undistributed Vested interest in the Trust Fund shall be available to be distributed to him in a single lump-sum payment as described in Section 7.2.

(b)

A Participant who has terminated employment with the Company and all Affiliated Companies shall receive payment (or, if clause (i) of this Section 7.1(b) applies and the Participant so elects, commence to receive payments) of the Vested portion of the undistributed balance in his Total Account as of one of the following dates:

(i)

If the value of the Participant’s Vested interest in the Trust Fund at his Benefit Commencement Date exceeds $5,000, the date selected by the Participant, which shall not be later than April 1 of the calendar year following the calendar year in which the Participant attains age 70-1/2 or terminates employment, whichever is later.

(ii)

If the value of the Participant’s Vested interest in the Trust Fund at his Benefit Commencement Date does not exceed $5,000, the Valuation Date following his termination of employment with the Company and all Affiliated Companies.

Distributions shall be made as soon as practicable after the applicable Valuation Date, provided the Participant has filed a proper distribution election form with the Plan Administrator, except as provided in the last paragraph of this Section 7.1. If the Participant fails to make proper application for benefits, distribution shall be made no later than 60 days after the close of the Plan Year in which occurs the latest of the Participant’s (A) Normal Retirement Date, (B) tenth anniversary of Plan participation, or (C) separation from Service with the Company and all Affiliated Companies.

If the amount of distribution available under this Section 7.1 cannot be determined by the date distribution is required to begin, payment will begin no later than 60 days after the date the amount of distribution can be determined, and shall include payments retroactive to the required beginning date.

Notwithstanding the foregoing, benefits from the Plan shall begin no later than April 1 of the calendar year following the calendar year in which the Participant attains age 70 1⁄2 or terminates employment, whichever is later.

The Plan will make an immediate lump sum distribution to a Participant if the value of the Participant’s Vested interest in the Trust Fund is not more than $5,000, excluding any Rollover Contributions and any earnings allocable to Rollover Contributions. If the value of a Participant’s Vested interest exceeds $1,000 but does not exceed $5,000, and if the Participant does not elect, pursuant to Section 7.10, to have his lump sum distribution paid directly to an eligible retirement plan in a direct rollover or to receive the distribution directly, the Plan Administrator shall cause the distribution to be paid in a direct rollover to an individual retirement plan designated by the Plan Administrator.

7.2	LUMP SUM DISTRIBUTIONS

Lump sum distributions under Sections 7.1 or 7.3 may, at the election of the Participant (or, in the event of his death at the election of his designated Beneficiary), be made either in the form of cash equal to the value of the Participant’s interest in his Vested Total Account, or in the form of Company Stock equal to all of the Participant’s whole shares in the Company Stock Fund combined with a cash lump sum equal to the Participant’s fractional shares in the Company Stock Fund plus the remaining value of the Participant’s interest in the remaining funds. All distributions in Company Stock shall consist of only full shares with the value of any remaining shares being distributed in cash. The conversion of shares of Company Stock to cash shall be based on the closing price per share on the last day on which the stock was traded coincident with or next preceding the applicable Valuation Date.

7.3	DISTRIBUTIONS ON DEATH

(a)

Upon the death of any Participant whether serving as an active Employee or having terminated his employment for any reason whatsoever and prior to commencement of, or complete distribution of, his Total Account, his entire remaining Vested interest in the Trust Fund shall be payable to his surviving Spouse as designated Beneficiary, except as provided below. If the Participant does not have a Spouse as of his date of death, the Participant’s interest shall be paid to his designated Beneficiary. If a Participant’s designated Beneficiary shall have predeceased him, or if the Participant’s designation shall have lapsed or failed for any reason, payment will be made to the Participant’s estate.

The Participant’s Vested interest may be paid to a designated Beneficiary other than his Spouse while the Participant’s Spouse is living only with the written consent of the Spouse. A spousal consent under this Section 7.3 must:

(i)	be in writing on a form provided by the Plan Administrator;

(ii)	specify the Beneficiary;

(iii)	acknowledge the effect of such consent; and

(iv)	be witnessed by a notary public.

Any such consent will be valid only with respect to the Spouse who signs the consent. A spousal consent is not required, however, if it is established to the satisfaction of the Plan Administrator that the consent cannot be obtained because (A) there is no Spouse; (B) the Spouse cannot be located; or (C) such other circumstances as the Secretary of the Treasury may prescribe by regulations.

A Participant’s designation of a Beneficiary or Beneficiaries shall not be effective for any purpose unless and until it has been filed by the Participant with the Plan Administrator, provided, however, that any designation received by the Plan Administrator after the Participant’s death shall take effect upon such receipt, but prospectively only and without prejudice to any payor or payee on account of any payments made before receipt of such designation by the Plan Administrator.

(b)	Distribution of the Participant’s Vested interest in the Trust Fund under this Section 7.3 shall be made in a single lump sum payment as described in Section 7.2.

(c)

If distribution to the Participant has begun and the Participant dies before his entire interest has been distributed, the remaining portion of the Participant’s nonforfeitable interest in the Trust Fund shall be distributed at least as rapidly as under the method of payment in effect at the Participant’s date of death.

(d)

If the Participant dies before commencement of his nonforfeitable interest in the Trust Fund, such interest (reduced by any security interest held by the Plan by reason of a loan outstanding to the Participant) shall be distributed to the Participant’s designated Beneficiary in a single lump sum cash payment within 90 days after the date the Participant’s death is reported to the Plan Administrator, or within a reasonable period of time thereafter, and provided the designated Beneficiary has filed a proper distribution election form with the Plan Administrator.

Except as provided in paragraph (e) below, distribution to a designated Beneficiary shall begin no later than the earlier of (i) December 31 of the calendar year containing the fifth anniversary of the Participant’s date of death, or (ii) December 31 of the calendar year in which the deceased Participant would have attained age 70-1/2.

(e)

If the Participant’s designated Beneficiary is his Spouse, such Spouse may elect to defer distribution until December 31 of the calendar year in which the deceased Participant would have attained age 70-1/2. Such election must be made no later than the date distribution is required to begin under paragraph (d) above. If the Participant’s Spouse dies before any distribution is made, the provisions of this Section 7.3 shall be applied as though the Spouse was the Participant.

(f)

If the amount of distribution available under this Section 7.3 cannot be determined by the date distribution is required to begin, payment will be made no later than 60 days after the date the amount of distribution can be determined, and shall include payments retroactive to the required beginning date.

7.4	INVESTMENT OF DEFERRED DISTRIBUTIONS

If a Participant defers receipt of a distribution of his Total Account in accordance with this Section, his Total Account shall continue to be invested in accordance with the provisions of Section 5 until his Total Account is distributed to him.

7.5	PROOF OF DEATH

The Plan Administrator may, as a condition precedent to making payment to any Beneficiary, require that a death certificate, burial certificate, or other evidence of death acceptable to it be furnished.

7.6	LOAN AS A DISTRIBUTION

In the event a Participant is eligible to receive a distribution in accordance with this Section 7, he shall be given the opportunity to repay his outstanding loan balance, if any. Repayment must be made prior to the date of distribution. If the Participant fails to fully repay his outstanding loan balance at the time a lump-sum distribution is made to him, the Participant’s loan shall be deemed canceled and the remaining outstanding loan balance shall be treated as part of the Participant’s lump sum distribution.

If the Participant fails to fully repay his outstanding loan balance at the time the first payment of an installment is made to him, the Participant’s loan shall be deemed canceled and the remaining loan balance shall be treated as though it had been distributed to the Participant on the Valuation Date as of which his first installment payment is made. The outstanding loan balance shall not be taken into account in determining the amount of installment payments.

7.7	DISTRIBUTION TO ALTERNATE PAYEES

The Plan Administrator may authorize the Trustee to make a lump sum distribution to an Alternate Payee pursuant to a Qualified Domestic Relations Order as soon as administratively practicable after the Valuation Date next following the earlier of:

(a)	The date the Participant terminates employment;

(b)	The date the Participant is entitled to a distribution under the Plan; or

(c)	The date the Alternate Payee elects to receive a distribution from the Plan; provided the Alternate Payee has filed a request for distribution with the Plan Administrator.

(d)

The date the Plan Administrator determines that the order is a Qualified Domestic Relations Order, subject to any deferred distribution date specified in the Qualified Domestic Relations Order, provided the Alternate Payee has filed a request for distribution with the Plan Administrator.

If the Alternate Payee’s nonforfeitable interest in the Plan does not exceed $5,000, distribution to the Alternate Payee shall be made at the earliest possible date described above.

7.8	NOTICE TO PAYEES

At the time a Participant or Beneficiary makes application for benefits, the Plan Administrator shall furnish the individual with a written notice of distribution.

7.9	RESTRICTIONS ON DISTRIBUTIONS

(a)

Notwithstanding any other provision of the Plan, a Participant’s Before-Tax Contribution Account shall not be distributable prior to his termination of employment with the Company and all Affiliated Companies, Disability, or death, except:

(i)	in cases of hardship, as provided in Section 8.1; or

(ii)	upon termination of the Plan without establishment or maintenance of another defined contribution plan (other than an employee stock ownership plan as defined in Section 4975(e)(7) of the Code).

No distribution shall be authorized by paragraph (ii) above, unless the distribution qualifies as a “lump sum distribution” within the meaning of Section 401(k)(10)(B)(ii) of the Code.

(b)	All distributions made from this Plan shall comply with the requirements of Section 401(a)(9) of the Code notwithstanding any other provisions of the Plan to the contrary.

7.10	ELIGIBLE ROLLOVER DISTRIBUTIONS

Notwithstanding any provisions of the Plan to the contrary that would otherwise limit a Distributee’s election under this Section 7.10, a Distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an Eligible Rollover Distribution equal to at least $500 transferred to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover.

Definitions:

(a)

Eligible Rollover Distribution: An Eligible Rollover Distribution is any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee’s designated Beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; any distribution that is made upon the hardship of the employee; the portion of any distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities); any dividend paid on Company Stock as described in Section 12.4; and any other distribution that is reasonably expected to total less than $200 during a year. Notwithstanding the foregoing, a portion of a distribution shall not fail to be an Eligible Rollover Distribution merely because the portion consists of after-tax employee contributions which are not includable in gross income. However, such portion may be transferred only to an individual retirement account or annuity described in Section 408(a) or (b) of the Code, or to a qualified defined contribution plan described in Section 401(a) or 403(a) of the Code that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includable in gross income and the portion of such distribution which is not so includable.

(b)

Eligible Retirement Plan: An Eligible Retirement Plan is an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, a qualified trust described in Section 401(a) of the Code, an annuity contract described in Section 403(b) of the Code, or an eligible plan under Section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state that accepts the Distributee’s Eligible Rollover Distribution and agrees to separately account for amounts rolled into such plan from the Plan, and, effective January 1, 2008, a Roth IRA described in Section 408A(b) of the Code.

(c)

Distributee: A Distributee includes an Employee or former Employee. In addition, the Employee’s or former Employee’s surviving Spouse and the Employee’s or former Employee’s Spouse or former Spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, are Distributees with regard to the interest of the Spouse or former Spouse. A Distributee also includes an Employee’s designated Beneficiary but only with respect to the following Eligible Retirement Plans: an individual retirement account described in Section 408(a) of the Code and an individual retirement annuity described in Section 408(b) of the Code.

(d)	Direct Rollover: A Direct Rollover is the payment by the Plan to the Eligible Retirement Plan specified by the Distributee.

7.11	REQUIRED MINIMUM DISTRIBUTIONS

(a)	General Rules.

(i)

The requirements of this Section 7.11 shall apply to any distribution of a Participant’s Account and shall take precedence over any inconsistent provisions of this Plan, provided that the requirements of this Section 7.11 shall not enlarge the distribution options currently available to Participants and Beneficiaries under the other provisions of Section 7.11 of the Plan.

(ii)	All distributions required under this Section shall be determined and made in accordance with the regulations under Section 401(a)(9) of the Code.

(iii)

Except as otherwise provided in Section 7.11(m), the Plan will apply the minimum distribution requirements of Section 401(a)(9) of the Code in accordance with the regulations under Section 401(a)(9) promulgated on April 17, 2002, notwithstanding any provisions of the Plan to the contrary.

(b)	Distributions Commencing During a Participant’s Lifetime.

(i)

To the extent required by Section 401(a)(9) of the Code and the regulations promulgated thereunder, the entire interest of a Participant must be distributed to such Participant no later than the Participant’s Required Beginning Date, or must be distributed, beginning not later than the Required Beginning Date, over the life of the Participant or joint lives of the Participant and designated Beneficiary or over a period not extending beyond the life expectancy of the Participant or the joint life and last survivor expectancy of the Participant and the designated Beneficiary.

(ii)

Required Beginning Date means, for a Participant who is a five percent owner (as defined in Section 416 of the Code), April 1 of the calendar year following the calendar year in which he attains age 70  1⁄2.

(iii)

Required Beginning Date means, for any Participant who is not a five percent owner (as defined in Section 416 of the Code), April 1 of the calendar year following the later of the calendar year in which he attains age 70  1⁄2 or the calendar year of his Retirement.

(iv)

The applicable distribution period for required minimum distributions for distribution calendar years up to and including the distribution calendar year that includes the Participant’s death is determined using the Internal Revenue Service’s Uniform Lifetime Table for the Participant’s age as of the Participant’s birthday in the relevant distribution calendar year.

(c)

Distributions Before Required Beginning Date. Lifetime distributions made before the Participant’s Required Beginning Date for calendar years before the Participant’s first distribution calendar year, need not be made in accordance with this Section 7.11. However, if distributions commence before the Participant’s Required Beginning Date under a particular distribution option, the distribution option fails to satisfy the provisions of Section 401(a)(9) of the Code at the time distributions commence, if under the terms of the particular distribution option, distributions to be made for the Participant’s first distribution calendar year or any subsequent distribution calendar year fail to satisfy Section 401(a)(9) of the Code.

(d)	Death After Distributions Have Begun. If distribution of the Participant’s interest has begun and the Participant dies before his entire interest has been distributed to him, the remaining portion of such interest will continue to be distributed at least as rapidly as under the method of distribution being used prior to the Participant’s death. The applicable distribution period for distribution calendar years after the distribution calendar year containing the Participant’s death is either the longer of the remaining life expectancy of the Participant’s designated Beneficiary or the remaining life expectancy of the Participant. If the Beneficiary is not an individual or does not otherwise meet the requirements of Section 401(a)(9) of the Code, the remaining life expectancy of the Participant must be utilized.

(e)

Death Before Required Beginning Date. If the Participant dies before his Required Beginning Date and distribution of his interest, distribution of the Participant’s entire interest shall be completed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(f)	Minimum Distribution Amount.

If a Participant’s benefit is to be distributed over:

(i)	a period not extending beyond the life expectancy of the Participant or the joint life and last survivor expectancy of the Participant and the Participant’s designated Beneficiary, or

(ii)	a period not extending beyond the life expectancy of the designated Beneficiary,

the amount required to be distributed for each calendar year beginning with the distributions for the first distribution calendar year, must be at least equal to the quotient obtained by dividing the Participant’s benefit by the applicable distribution period. For distribution calendar years up to and including the distribution calendar year that includes the Participant’s death, the required minimum distribution amount is determined under the Uniform Lifetime Tables promulgated by the Internal Revenue Service for the Participant’s age as of his birthday in the relevant distribution calendar year. If a Participant dies on or after the Required Beginning Date, the distribution period available for calculating the amount that must be distributed during the distribution calendar year that includes the Participant’s death is determined as if the Participant had lived throughout the year. If the sole designated Beneficiary of a Participant is the Participant’s surviving Spouse, for required minimum distributions during the Participant’s lifetime, the applicable distribution period is the longer of the distribution period determined in accordance with the preceding three sentences or the joint life expectancy of the Participant and Spouse using the Participant’s and Spouse’s attained ages as of the Participant’s and Spouse’s birthdays in the distribution calendar year. The Spouse is the sole designated Beneficiary for purposes of determining the applicable distribution period only if the Spouse is the sole Beneficiary of the Participant’s entire interest at all times during the distribution calendar year.

(g)

Life expectancies for purposes of determining required minimum distributions must be computed using the Single Life Table and the Joint and Last Survivor Table promulgated by the Internal Revenue Service.

(h)	If distributions are made in accordance with this Section 7.11, the minimum distribution incidental benefit requirement is satisfied.

(i)

Timing of Distributions. The minimum distribution required for the Participant’s first distribution calendar year must be made on or before the Participant’s Required Beginning Date. The minimum distribution for other calendar years, including the minimum distribution for the distribution calendar year in which the Participant’s Required Beginning Date occurs, must be made on or before December 31 of that calendar year.

(j)

Distribution to a Charitable Organization. If a Participant selects as his Beneficiary a tax-exempt organization qualified under Section 501(c)(3) of the Code, any interest under the Plan payable to said tax-exempt organization must be distributed no later than September 30 of the calendar year following calendar year in which the Participant dies.

(k)

Multiple Plans. If a Participant is a participant in more than one qualified retirement plan, the plans in which the Participant participates are not permitted to be aggregated for purposes of testing whether the distribution requirements are met. The distribution of the benefit of the Participant under each plan must separately meet the requirements.

(l)

Special Accounts. For purposes of this Plan, the ESOP Account and the Non-ESOP Account for each Participant will be aggregated for purposes of satisfying the minimum distribution rules, unless there are different Beneficiaries for such accounts, in which the case the distribution rules will separately apply.

(m)	2009 Required Minimum Distributions.

(i)

2009 RMDs. Notwithstanding the preceding provisions of this Section 7.11, a Participant or Beneficiary who would have been required to receive required minimum distributions for 2009 but for the enactment of Section 401(a)(9)(H) of the Code (“2009 RMDs”), and who would have satisfied that requirement by receiving distributions that are equal to the 2009 RMDs, will not receive those distributions for 2009 unless the Participant or Beneficiary chooses to receive such distributions. Participants and Beneficiaries described in the preceding sentence will be given the opportunity to elect to receive the distributions described in the preceding sentence. In addition, notwithstanding Section 7.10 of the Plan, and solely for purposes of applying the direct rollover provisions of the Plan, 2009 RMDs will be treated as eligible rollover distributions on or after June 8, 2009. Prior to June 8, 2009, a direct rollover was offered only for distributions that would be eligible rollover distributions without regard to Section 401(a)(9)(H) of the Code.

(ii)

Extended 2009 RMDs. Notwithstanding the preceding provisions of this Section 7.11, a Participant or Beneficiary who would have been required to receive 2009 RMDs but for the enactment of Section 401(a)(9)(H) of the Code, and who would have satisfied that requirement by receiving distributions that are one or more payments in a series of substantially equal distributions (that include the 2009 RMDs) made at least annually and expected to last for the life (or life expectancy) of the Participant, the joint lives (or joint life expectancy) of the Participant and the Participant’s designated Beneficiary, or for a period of at least 10 years (“Extended 2009 RMDs”), will receive those distributions for 2009 unless the Participant or Beneficiary chooses not to receive such distributions. For purposes of applying the direct rollover provisions of Section 7.10 of the Plan, Extended 2009 RMDs are not treated as eligible rollover distributions.

(iii)

Rollover Contributions. Subject to the timing requirements outlined in applicable rules and regulations, a Participant may contribute to the Trust as a Rollover Contribution any 2009 RMDs and Extended 2009 RMDs distributed from the Plan to the Participant.

SECTION 8

WITHDRAWALS AND LOANS DURING EMPLOYMENT

8.1	HARDSHIP WITHDRAWALS

(a)

A Participant may request a hardship withdrawal, subject to the approval of the Plan Administrator, in an amount which does not exceed the amount required to meet the immediate and heavy financial need created by the hardship and provided the Participant has obtained all distributions (including distributions of ESOP dividends under section 404(k) of the Code but not hardship distributions) and all nontaxable loans available under all qualified plans maintained by the Company or an Affiliated Company (including, without limitation, any qualified and non-qualified deferred compensation plan and any cash or deferred arrangement that is part of a cafeteria plan (other than mandatory employee contributions under a welfare plan or pension plan)).

The Plan Administrator will not approve a hardship withdrawal for less than $200. The Plan Administrator shall promptly review the hardship withdrawal request and notify the Participant that the request has been approved or disapproved. The Plan Administrator shall approve requests for hardship withdrawals using the objective criteria set forth in paragraph (b) below as well as documentary evidence submitted by the Participant to substantiate the reason for and the amount of the need. The only discretion to be exercised by the Plan Administrator is that which is reasonably necessary to determine whether the objective conditions have been met.

In the event amounts are withdrawn from the Participant’s Before-Tax Contributions Account in accordance with this Section 8.1, Participant Contributions made under Section 3.1 (or any comparable contributions to any other plan maintained by the Controlled Group, including, without limitation, any non-qualified deferred compensation plan, any cash or deferred arrangement that is part of a cafeteria plan (other than mandatory employee contributions under a welfare plan or pension plan) and any stock option, stock purchase or similar plan) shall be suspended for a period of six consecutive months commencing the next available pay period following the date of withdrawal.

(b)	For purposes of this Section, a withdrawal shall be deemed to be made on account of an immediate and heavy financial need of the Participant if the withdrawal is on account of:

(i)	expenses for (or necessary to obtain) medical care that would be deductible under Section 213(d) of the Code (determined without regard to whether the expenses exceed 7.5% of adjusted gross income);

(ii)	costs directly related to the purchase (excluding mortgage payments) of a principal residence for the Participant;

(iii)

payment of tuition, related educational fees, and room and board expenses for up to the next twelve months of post-secondary education for the Participant, the Participant’s Spouse, children or dependents (as defined in Code Section 152, and, for taxable years beginning on or after January 1, 2005, without regard to Code Section 152(b)(1), (b)(2), or (d)(1)(B));

(iv)	payments necessary to prevent the eviction of the Participant from the Participant’s principal residence or foreclosure on the mortgage of that principal residence;

(v)

payment for burial or funeral expenses for the Participant’s deceased parent, Spouse, children or dependents (as defined in Section 152 of the Code, and, for taxable years beginning on or after January 1, 2005, without regard to Section 152(d)(1)(B) of the Code); or

(vi)

expenses for the repair of damage to the Participant’s principal residence that would qualify for the casualty deduction under Section 165 of the Code (determined without regard to whether the loss exceeds 10% of adjusted gross income).

(c)	A hardship withdrawal made by a Participant under this Section 8.1 shall be withdrawn from the Participant’s Total Account:

(i)	First, from the Vested balance in his Matching Contribution Account;

(ii)	Next, from the balance in his Before-Tax Contribution Account;

(iii)	Next, from the balance in his Latrobe Rollover Contribution Account;

(iv)	Next, from the balance in his Latrobe Wage Reduction Contribution Account.

(d)

Amounts withdrawn under paragraph (c) above shall be debited from each Fund (except the Loan Fund) in proportion to the balance of each account from which the withdrawal to be made is invested in such Fund.

(e)

Requests for hardship withdrawals may be made at any time, but not more frequently than once a year for reasons other than payment of post-secondary education expenses. Requests for hardship withdrawals for payment of post-secondary education expenses may be made as often as every calendar quarter, and may be made in addition to a withdrawal for a non-tuition payment reason. All withdrawal elections shall be made by a Participant on written forms supplied by the Trustee for that purpose.

8.2	RESTORATION OF WITHDRAWALS

A Participant shall not be permitted to restore to the Plan any amounts withdrawn under the provisions of Section 8.1.

8.3	TIMING OF WITHDRAWALS

All withdrawals shall be made as soon as practicable after the Valuation Date designated by the Participant in his election. The Plan Administrator in its discretion may authorize an advance payment in an amount equal to all or a portion of the amount of the requested withdrawal, with the balance, if any, to be made as soon as practicable after such Valuation Date. To the extent that any withdrawals are made from the Company Stock Fund or Timken Stock Fund, such withdrawals shall be made in cash. Withdrawals of shares are not permitted.

8.4	LOANS

A Participant or any beneficiary who is a party in interest (as defined in Section 3(14) of ERISA) may obtain a loan from the Trust for any reason upon proper application to the Trust pursuant to procedures established by the Company. For purposes of this Section 8.4, the term “Participant” shall include an Alternate Payee described in the preceding sentence. The nature and amount of the loan must conform to the following rules and limits:

(a)	The Participant may borrow only from such Participant’s Vested interest in his Total Account.

(b)	The minimum loan amount is $1,000.

(c)

The maximum loan amount is the lesser of (i) 50 percent (50%) of the Participant’s Vested interest in his Total Account reduced by any current outstanding loan balance or (ii) $50,000, reduced by the Participant’s highest outstanding loan balance from the Plan during the one-year period ending on the day before the date on which such loan is made. The Trustee will accept only the Participant’s accrued benefit as collateral for loans.

(d)

The term of the loan cannot exceed five (5) years, except that the term of a loan made for the purpose of purchasing a primary residence cannot exceed thirty (30) years. The term of a loan that is not for the purchase of a primary residence may be extended beyond five (5) years for a Participant on military leave from the Company with the term of the extension not to exceed the length of such military leave.

(e)	A Participant may have only one loan from this Plan in effect at any one time and may apply for a subsequent loan immediately after his previous loan is paid in full.

(f)

The Company will establish the rate of interest to be charged on all loan balances. This rate of interest will be one percent (1%) in excess of the prime rate as published in the Wall Street Journal on the first business day of the month in which the loan is granted. A Participant on a military leave from the Company may be entitled to the interest rate reduction provided in the Soldiers’ and Sailors’ Civil Relief Act of 1940.

(g)

The loan shall be repaid by the Participant, if the Participant is an active Employee, through payroll deduction (at least quarterly) as established by the loan agreement. If the borrower is not an active Employee, the borrower and the Company shall agree to a repayment schedule which shall be incorporated in the loan agreement.

(h)	The loan may be repaid in full at a date earlier than provided in the loan agreement with no penalty.

(i)	Any loan fees will be charged to the Participant’s account.

(j)	Interest paid by the Participant in excess of loan fees, if any, will be credited directly to the Participant’s account.

(k)

The loan amount will be taken on a pro-rata basis from the beneficial loan interest in all investment options at the time of the loan and on a pro-rata basis from Company, Participant and Rollover Contributions at the time of the loan. Repayments will be redeposited into the Participant’s current investment options and contributions using the current ratio.

(l)

If a Participant or Beneficiary does not repay a loan which he may have from the Plan, the Trustee will declare such loan to be in default when the loan is in arrears of repayment for more than 90 days. The Trustee may take steps to preserve Plan assets, if necessary, in the event of such default. Once default has been established, the amount of the loan in default (unpaid principal and the interest accrued thereon) shall be treated as a distribution from the Plan in the Plan Year in which the default occurs. The amount of the default will not constitute part of subsequent distributions from the Trust.

(m)

The Plan Administrator may agree to a suspension of loan payments for up to twelve (12) months for a Participant who is on a Leave of Absence without pay. During the suspension period, interest shall continue to accrue on the outstanding loan balance. At the expiration of the suspension period, all outstanding loan payments and accrued interest thereon shall be due unless otherwise agreed upon by the Plan Administrator.

(n)	The proceeds of the loan cannot be applied toward the purchase of any securities.

(o)	Loan repayments will be suspended under this Plan as permitted under Section 414(u) of the Code.

8.5	TIMING OF LOANS

Loans may be applied for on any business day.

8.6	COMPLIANCE WITH LAW

The rules and limits for this loan provision may be changed from time to time to comply with the Internal Revenue Code and with regulations issued thereunder.

SECTION 9

ADMINISTRATION OF THE PLAN

9.1	THE PLAN ADMINISTRATOR

TimkenSteel Corporation is the named fiduciary of the Plan and the Plan Administrator, unless it appoints a Plan Administrator.

9.2	POWERS OF THE PLAN ADMINISTRATOR

The Plan Administrator shall have the sole responsibility for the administration of the Plan with all powers necessary to enable it properly to carry out its duties in that respect, and its decisions upon all matters within the scope of its authority shall be final. Subject to this Section 9 and ERISA, the Plan Administrator shall have and shall exercise complete discretionary authority to construe, interpret, and apply all of the terms of the Plan, including all matters relating to eligibility for benefits, amount, time or form of benefits, and any disputed or doubtful terms. In exercising such discretion, the Plan Administrator shall give controlling weight to the intent of the sponsor of the Plan. Specifically, but not in limitation of the broad power herein conferred, the Plan Administrator shall have the power, pursuant to the Plan, to:

(a)	Determine the following:

(i)	Whether a person working for the Company is an Eligible Employee within the definition of that term as used in the Plan;

(ii)	The Service of any such Employee;

(iii)	All other questions involving construction of the Plan or any of the terms or provisions thereof.

(b)

Examine the administration by the Trustee of the Trust Fund, to take action where necessary regarding any acts or omissions of the Trustee in the administration of the Trust Fund and to make any claim against the Trustee for negligence or otherwise with reference to such acts or omissions. The responsibility of the Plan Administrator in this area is limited to administrative actions and procedures of the Plan Administrator and does not include investment policies, practices or management.

(c)

Engage an independent qualified public accountant to conduct an examination of any financial statement of the Plan so as to enable him to conduct an opinion as to any other financial statements necessary for the operation of the Plan.

(d)

Appoint such agents and subcommittees as it may deem necessary for the effective exercise of its powers and duties and to delegate to such agents and subcommittees any powers and duties, both ministerial and discretionary, as the said Plan Administrator shall deem expedient and appropriate.

(e)	Authorize the Trustee to incur expenses not provided for in the Trust Agreement and to reimburse the Trustee for any expenses so incurred.

(f)

Adopt such rules of procedure as it shall deem necessary in the administration of the Plan, including, but not limited to, procedures for presenting claims for benefits under the Plan and for review of claims which are denied in whole or in part, and procedures for complying with the requirements of Section 414(p) of the Code with respect to Qualified Domestic Relations Orders.

(g)	Establish rules and procedures governing investment elections and directions of Participants under the Plan, as specified in Section 5.1.

The decision of the Plan Administrator made in good faith upon any matter within the scope of its authority shall be final, but the Plan Administrator at all times in carrying out its decisions shall act in a uniform and nondiscriminatory manner and may from time to time set down uniform rules of interpretation and administration, which rules may be modified from time to time.

9.3	PLAN ADMINISTRATION

The Plan Administrator shall have responsibility for the administration of this Plan, including power to construe this Plan, to determine all questions that shall arise hereunder, including particularly questions on eligibility and participation of Employees and allocations of Company Matching Contributions to Participants’ Accounts and all matters necessary for it properly to discharge its duties, powers and obligations and to apply its established policies concerning the employment status of Participants.

(a)

The Plan Administrator will make all determinations as to the right of any person to benefits under the Plan in accordance with the governing Plan documents and will ensure that Plan provisions are applied consistently with respect to similarly situated claimants. Any denial by the Plan Administrator of a claim for benefits under the Plan (other than a claim subject to Section 9.10) by a claimant, who may be a Participant or a Beneficiary, will be stated in writing by the Plan Administrator and delivered or mailed to the claimant within a reasonable period of time, but not later than 90 days after receipt of the claim by the Plan, unless the Plan Administrator determines that special circumstances require an extension of time for processing the claim. Written notice of the extension shall be furnished to the claimant prior to the termination of the initial 90-day period. The extension notice shall indicate the special circumstances requiring an extension of time and the day by which the Plan expects to render the benefit determination, which cannot exceed a period of 90 days from the end of the initial determination period.

(b)

The Plan Administrator shall provide a claimant with written or electronic notification of any adverse benefit determination. The notification shall set forth in a manner calculated to be understood by the claimant:

(i)	The specific reason or reasons for the adverse benefit determination;

(ii)	Reference to the specific plan provisions on which the determination is based;

(iii)	A description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary;

(iv)

A description of the Plan’s review procedures and the time limits applicable to such procedures, including a statement of the claimant’s right to bring a civil action under Section 502(a) of the Act following an adverse benefit determination on review.

(c)

In addition, the Plan Administrator will provide an opportunity to any claimant whose claim for benefits has been denied an opportunity for a full and fair review of the denial. As part of the review, the Plan Administrator will:

(i)	Provide a claimant at least 60 days following receipt of notification of an adverse benefit determination within which to appeal the determination;

(ii)	Provide a claimant the opportunity to submit written comments, documents, records, and other information relating to the claim for benefits;

(iii)

Provide that a claimant shall be provided, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claimant’s claim for benefits;

(iv)

Provide for a review that takes into account all comments, documents, records, and other information submitted by the claimant relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.

(d)

The Plan Administrator shall provide a claimant with written or electronic notification of the Plan’s benefits determination on review within 60 days after the Plan Administrator receives the request for review. In the case of an adverse benefit determination, the notification shall set forth, in a manner calculated to be understood by the claimant:

(i)	The specific reason or reasons for the adverse benefit determination;

(ii)	Reference to the specific plan provisions on which the determination is based;

(iii)

A statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claimant’s claim for benefits;

(iv)

A statement describing any voluntary appeal procedures offered by the Plan and the claimant’s right to obtain the information about such procedures and a statement of the claimant’s right to bring an action under Section 502(a) of ERISA.

9.4	INDEMNIFICATION

The Company may indemnify all persons, including Employees, who are or may be determined to be fiduciaries as that term is defined in ERISA, including independent professional advisors and service organizations which it is contractually obligated to indemnify to the extent permitted by law against any and all claims, loss, damages, expenses and liability from any action or failure to act except when such action or failure to act is due to the gross negligence, willful misconduct of willful breach of fiduciary duty of such person.

9.5	FIDUCIARY INSURANCE

The Company may secure to the extent practicable and maintain in full force and effect insurance on behalf of all persons, including Employees, who are or may be determined to be fiduciaries, as that term is defined in ERISA, including independent professional advisors and service organizations which it is contractually obligated to indemnify, to cover liability or losses occurring by reason of the act or omission of each such person, unless such act or omission is due to the gross negligence, willful misconduct or willful breach of fiduciary duty of such person, and may secure and maintain in full force and effect insurance on behalf of other independent professional advisors and service organizations which are or may be determined to be fiduciaries, as that term is defined in ERISA.

9.6	FILINGS WITH THE PLAN ADMINISTRATOR

For all purposes of the Plan, any designation or change of Beneficiary, distribution election, or other form or document required under the Plan shall become effective only upon receipt by the Plan Administrator or its delegate of such written designation, change, or election, or other form or document.

9.7	PAYEE UNKNOWN

(a)

If the Plan Administrator is unable after any benefit becomes due hereunder to authorize payment because the whereabouts of a Participant or Beneficiary cannot be ascertained, the Plan Administrator shall send written notice of such benefit to the Participant or Beneficiary at his last known mailing address as shown by the records of the Company. The Total Account payable to the Participant or Beneficiary shall continue to be maintained until the earlier of:

(i)	the date the Participant or Beneficiary entitled to the benefit makes application therefor, or

(ii)	the fifth anniversary of the Participant’s or Beneficiary’s Benefit Commencement Date.

(b)

If the Plan Administrator, after making a reasonably diligent effort, cannot locate the Participant or Beneficiary for a period of five years, the amount payable to such Participant or Beneficiary shall be forfeited on the Valuation Date next following the fifth anniversary of the Participant’s or Beneficiary’s Benefit Commencement Date. Forfeitures arising under this Section 9.7 shall be applied as provided in Section 4.5.

Should the Participant or Beneficiary subsequently make application for benefits, the amount so forfeited shall be paid to the Participant or Beneficiary, and the Company shall reimburse the Trust Fund for the payment by making a special contribution for such purpose or by using Forfeitures.

9.8	RELIANCE ON STATEMENTS OF PARTICIPANTS AND BENEFICIARIES

The Company, any Affiliated Company, the Plan Administrator, and the Trustee may rely upon any certificate, statement, or other representation made to them by any Employee, Participant, Spouse, or other Beneficiary with respect to age, length of service, Leave of Absence, date of cessation of employment, marital status, or other fact required to be determined under any of the provisions of this Plan, and shall not be liable on account of any payment or the performance of any act in reliance upon any such certificate, statement, or other representation.

Any such certificate, statement or other representation made by an Employee or Participant shall be conclusively binding upon such Employee or Participant and his Spouse or other Beneficiary, and such Employee, Participant, Spouse, or Beneficiary shall thereafter and forever be estopped from disputing the truth and correctness of such certificate, statement, or other representation.

9.9	DISTRIBUTION TO MINORS AND INCAPACITATED PAYEES

In the event a distribution is to be made to a minor or an adult unable to attend to his affairs for any reason (including, but not limited to, illness, infirmity, or mental incapacity), the Plan Administrator may in its discretion direct that such distribution be made (a) directly to him, or (b) to the parent or other legal guardian, Plan Administrator, or conservator of such person, or to a custodian for a minor Beneficiary under the Uniform Gifts to Minors Act. Payment to any such person shall fully discharge the Plan Administrator, Trustee, Company, and Plan from further liability on account thereof.

9.10	CLAIMS FOR DISABILITY BENEFITS

(a)

Notwithstanding the foregoing provisions of this Section 9, any denial by the Plan Administrator of a claim for benefits with respect to a Participant’s Disability will be stated in writing by the Plan Administrator and delivered or mailed to the claimant within a reasonable period of time, but not later than 45 days after receipt of the claim by the Plan, unless the Plan Administrator determines that special circumstances require an extension of time for processing the claim, due to matters beyond the control of the Plan Administrator. Written notice of the extension shall be furnished to the claimant prior to the termination of the initial 45-day period. The extension notice shall indicate the special circumstances requiring an extension of time and the day by which the Plan expects to render the benefit determination, which cannot exceed a period of 30 days from the end of the initial determination period. Additionally, if, prior to the end of the first 30-day extension period, the Plan Administrator determines that special circumstances require an extension of time for processing the claim, due to matters beyond the control of the Plan Administrator, the period for making the determination may be extended for up to an additional 30 days. Written notice of the second extension shall be furnished to the claimant prior to the termination of the first 30-day extension period. The second extension notice shall indicate the special circumstances requiring an extension of time and the day by which the Plan Administrator expects to render a decision, which cannot exceed a period of 30 days from the end of the first 30-day extension period. Any notice of extension under this Section 9.10(a) shall also specifically explain the standards on which entitlement to a benefit is based, the unresolved issues that prevent a decision on the claim, and the additional information needed to resolve the issues. The claimant shall be afforded at least 45 days within which to provide the specified information. Additionally, in the event that a period of time is extended due to a claimant’s failure to submit information necessary to decide a claim, the period for making the benefit determination shall be tolled from the date on which the notification of the extension is sent to the claimant until the date on which the claimant responds to the request for additional information.

(b)

The Plan Administrator shall provide a claimant with written or electronic notification of any adverse benefit determination with respect to a Participant’s Disability. The notification shall set forth in a manner calculated to be understood by the claimant:

(i)	The specific reason or reasons for the adverse benefit determination;

(ii)	Reference to the specific plan provisions on which the determination is based;

(iii)	A description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary;

(iv)

A description of the Plan’s review procedures and the time limits applicable to such procedures, including a statement of the claimant’s right to bring a civil action under Section 502(a) of ERISA following an adverse benefit determination on review;

(v)

A specific reference to the internal rule, guideline, protocol or other similar criterion, if any, that was relied upon in making the adverse determination or a statement that such rule, guideline, protocol, or other similar criterion, if any, was relied upon in making the adverse determination and that a copy of such rule, guideline, protocol, or other similar criterion will be provided free of charge to the claimant upon request.

(c)

In addition, the Plan Administrator will provide an opportunity to any claimant whose claim for benefits has been denied under this Section 9.10 an opportunity for a full and fair review of the denial by a named fiduciary designated by the Plan Administrator that is neither the individual who made the adverse benefit determination that is the subject of the appeal, nor the subordinate of such individual. As part of the review, the named fiduciary will:

(i)	Provide a claimant at least 180 days following receipt of notification of an adverse benefit determination within which to appeal the determination;

(ii)	Provide a claimant the opportunity to submit written comments, documents, records, and other information relating to the claim for benefits;

(iii)

Provide that a claimant shall be provided, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claimant’s claim for benefits;

(iv)

Provide for a review that takes into account all comments, documents, records, and other information submitted by the claimant relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination;

(v)	Provide for a review that does not afford deference to the initial adverse benefit determination;

(vi)

Provide that, in deciding any appeal of any adverse benefit determination that is based in whole or in part on a medical judgment, the named fiduciary shall consult with a health care professional who has appropriate training and experience in the field of medicine involved in the medical judgment and who is neither the individual who was consulted in connection with the adverse benefit determination that is the subject of the appeal, nor the subordinate of any such individual;

(vii)

Provide for the identification of medical or vocational experts whose advice was obtained on behalf of the Plan in connection with the claimant’s adverse benefit determination, without regard to whether the advice was relied upon in making the initial benefit determination.

(d)

The named fiduciary shall provide a claimant with written or electronic notification of the Plan’s benefits determination on review within 45 days after the Plan receives the request for review, unless the named fiduciary determines that special circumstances require an extension of time for processing the claim. Written notice of the extension shall be furnished to the claimant prior to the termination of the initial 45-day period. The extension notice shall indicate the special circumstances requiring an extension of time and the day by which the named fiduciary expects to render the benefit determination, which cannot exceed a period of 45 days from the end of the initial determination period. In the case of an adverse benefit determination, the notification shall set forth, in a manner calculated to be understood by the claimant:

(i)	The specific reason or reasons for the adverse benefit determination;

(ii)	Reference to the specific plan provisions on which the determination is based;

(iii)

A statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claimant’s claim for benefits;

(iv)

A statement describing any voluntary appeal procedures offered by the Plan and the claimant’s right to obtain the information about such procedures and a statement of the claimant’s right to bring an action under Section 502(a) of ERISA

(v)

A specific reference to the internal rule, guideline, protocol or other similar criterion, if any, that was relied upon in making the adverse determination or a statement that such rule, guideline, protocol, or other similar criterion, if any, was relied upon in making the adverse determination and that a copy of such rule, guideline, protocol, or other similar criterion will be provided free of charge to the claimant upon request.

To the extent permitted by applicable law, the determination on review shall be final and binding on all interested persons. In performing the duties under this Section 9.10, the named fiduciary shall have the same powers to interpret the Plan and make factual findings with respect thereto as are granted to the Plan Administrator under Section 9.2.

SECTION 10

ADMINISTRATION OF THE TRUST

10.1	TRUST AGREEMENT

The Company has entered into a Trust Agreement, hereinbefore and hereinafter referred to as “the Trust Agreement”.

10.2	PROVISIONS OF THE TRUST AGREEMENT

Pursuant to the terms and provisions of the Trust Agreement, such Trustees as the Company may appoint, will receive and invest all contributions made under the Plan by the Company and by the Participants to the Trust Fund held by the Trustees and all income derived therefrom. The Company may remove the Trustee and may appoint successor or additional trustees and may divide their duties and responsibilities as it sees fit.

10.3	EXCLUSIVE BENEFIT OF PARTICIPANTS

All assets of the Trust Fund, whether representing contributions made by the Company or by the Participants, shall be held by the Trustees as a trust fund for the benefit of Participants and Beneficiaries under the Plan. In no event shall it be possible at any time prior to the satisfaction of all liabilities, fixed or contingent, under the Plan, for any part of the assets of the Trust Fund whether principal or income, to be used for, or diverted to, purposes other than for the exclusive benefit of such Participants and their Beneficiaries.

10.4	DIRECTIONS OF THE PLAN ADMINISTRATOR

The Trust Agreement also specifically provides, among other things, for the investment or reinvestment of the Trust Fund and the income derived therefrom, and for the management of such Trust Fund, the responsibilities and immunities of the Trustees, the removal of the Trustees and the appointment of successors, accountings by the Trustees and the disbursement of the Trust Fund in accordance with the direction of the Plan Administrator.

10.5	COORDINATION OF PLAN AND TRUST AGREEMENT

The rights of all persons under the Plan are subject to all the terms and provisions of said Trust Agreement.

10.6	INVESTMENT COMMITTEE

The “Investment Committee” of TimkenSteel Corporation shall exercise all powers under the Plan which relate to the investment policy, practice and management of the assets of the Plan, including the selection of the investment funds hereunder, subject to the requirements of the Plan. In furtherance of its duties it may engage investment managers, who may be authorized to direct the Trustee in the making of investments, and may discharge any investment manager so engaged and engage other investment managers at any time in its sole judgment. The Investment Committee is the named fiduciary for investment policy of the Trust Fund.

10.7	RETURN OF CONTRIBUTIONS

Nothing herein shall prohibit a return to the Company, within one year after payment, of excess sums contributed to the Trust Fund as a result of a mistake of fact. In the event that the Commissioner of Internal Revenue (or his delegate) determines that the Plan is not initially qualified under the Code, any Company Matching Contributions made to the Plan shall be returned to the Company within one year after the date the initial qualification is denied, provided application for qualification is made by the time prescribed by law for filing the Company’s return for the taxable year in which the Plan is adopted, or such later date as the Secretary of the Treasury may prescribe.

Each Company Matching Contribution is conditioned on the deductibility of the contribution under Section 404 of the Code, and to the extent such contribution is disallowed, the contribution shall be returned to the Company within one year after the date of disallowance.

SECTION 11

AMENDMENT, TERMINATION, OR MERGER OF THE PLAN

11.1	RIGHT TO AMEND

The Company expressly reserves the right to amend or discontinue the Plan by action of the Board at any time.

The Board or the Plan Administrator shall have the authority to waive requirements as to eligibility in the case of those Participants whose standing has changed so as to otherwise render them ineligible to participate. No amendment may be made which will deprive any Employee of any interest hereunder that has accrued to him.

11.2	RIGHT TO TERMINATE

The Plan may be terminated at any time by resolution of the Board provided that no such action shall permit any part of the assets of the Trust Fund, whether principal or income, to revert to the Company or to be used for or diverted to purposes other than for the exclusive benefit of Participants and their Beneficiaries until all liabilities, fixed or contingent, under the Plan with respect to such Participants and Beneficiaries shall have been satisfied in full.

11.3	NOTICE OF TERMINATION

In the event that the Company determines to amend or discontinue the Plan, in whole or in part, the Company will give the Plan Administrator and the Trustee at least one month’s prior written notice thereof.

11.4	TERMINATION OF TRUST

If the Plan is terminated, all of the Participants’ Total Accounts shall be nonforfeitable. The Trust Fund shall be revalued as of the date the remaining assets are to be distributed, and the then current value of all Total Accounts shall be distributed in the manner described in Section 7.

If another defined contribution plan (other than an employee stock ownership plan as defined in Section 4975(e)(7) of the Code) is established or maintained (within the meaning of Section 401(k)(10)(A)(i) of the Code) distribution shall not be made until a Participant’s actual separation from service (within the meaning of Section 401(k)(2)(B) of the Code).

Until all Total Accounts are fully distributed, any remaining Total Accounts held in the Trust Fund shall continue to be adjusted in accordance with the provisions of Section 5.

11.5	DISCONTINUANCE OF CONTRIBUTIONS

The Company may at any time, by written resolution of the Board, completely discontinue its participation in and contributions under the Plan. If the Company completely discontinues its contributions under the Plan, either by resolution of the Board or for any other reason, and such discontinuance is deemed a partial termination of the Plan within the meaning of Section 411(d)(3) of the Code, the amounts credited to the Total Accounts of all affected Participants (other than Participants who, in connection with the discontinuance of Company Matching Contributions, transfer employment to a Company which continues to contribute under the Plan) shall be nonforfeitable.

11.6	MERGER OF PLANS

Subject to the provisions of this Section, the Plan may be amended to provide for the merger of the Plan with, or a transfer of all or part of its assets to, any other qualified plan within the meaning of Section 401(a) of the Code. In the case of any merger or consolidation with, or transfer of assets or liabilities to, any other plan, each Participant in this Plan shall be entitled to a benefit immediately after such merger, consolidation, or transfer equal to or greater than the benefit the Participant would have received if the Plan had been terminated immediately prior to the merger, consolidation, or transfer.

SECTION 12

ESOP PROVISIONS

12.1	ESTABLISHMENT OF ESOP

An employee stock ownership plan (“ESOP”) that is intended to meet the requirements of Section 4975(e)(7) of the Code shall be established as a component of the Plan. Such component of the Plan is designed to invest primarily in Company Stock and consists of the ESOP Accounts of all Participants. This component of the Plan is segregated as a stock bonus plan as defined in Treasury Regulation Section 1.401-1(b)(1)(iii). This Section 12 is effective notwithstanding any other provision of the Plan to the contrary or to the extent that the implementation of any such other provision of the Plan would violate or otherwise limit the effect of this Section 12.

12.2	ESOP ACCOUNT

The ESOP Account of each Participant shall be credited and debited periodically during each Plan Year in which the ESOP is maintained with any additions or reductions in the number of shares of Company Stock held for such Participant in the Plan due to the reallocation of the investment of the Participant’s Total Account, and with any stock and cash dividends paid on Company Stock held in the Participant’s ESOP Account. The Trustee shall establish an ESOP Account in the name of each Participant and shall thereafter maintain a record thereof. A Participant’s ESOP Account shall initially consist of amounts that are allocated to the various accounts that are established in the Plan that are invested in Company Stock, and thereafter shall be credited with all contributions that the Participant has elected to invest in Company Stock.

12.3	INVESTMENT DIRECTION

To the extent a Participant’s Total Account includes amounts originally allocated to an account subject to the Participant’s investment direction under Section 5 or a similar provision of the Prior Plan or the TimkenSteel Corporation Latrobe Voluntary Investment Program, the Participant shall retain the right to direct investments subject to the provisions of that Section of the Plan.

12.4	PAYMENT OF DIVIDENDS

(a)

If administratively feasible and approved by the Company, any cash dividends paid with respect to Company Stock in the ESOP as of the record date shall be paid, at the election of the Participant (or his Beneficiary), to the Participant (or his Beneficiary), or to the Plan and reinvested in Company Stock. Dividends paid to a Participant (or his Beneficiary) in accordance with this election shall be paid in a manner and in accordance with procedures established by the Company (i) in cash directly to the Participant (or his Beneficiary), or (ii) to the Plan and subsequently distributed to the Participant (or his Beneficiary) in cash no later than 90 days after the close of the Plan Year in which the dividends are paid to the Plan. Dividends described in this Section 12.4 will be paid to the Plan and reinvested in Company Stock with respect to any Participant (or Beneficiary) who does not affirmatively elect to have such dividends paid to him.

(b)	For purposes of this Section 12.4, “Participant” includes a Participant who is no longer employed by the Company but still has an account in the Plan.

(c)	This Section 12.4 is intended to comply with Section 404(k) of the Code and shall be interpreted accordingly.

12.5	VOTING AND TENDER OF COMPANY STOCK

Each Participant shall be entitled to direct the Trustee, in accordance with Section 14.3 of the Plan, as to the exercise of any and all voting and tender rights attributable to Company Stock then allocated to the Participant’s ESOP Account.

12.6	RIGHT TO RECEIVE A DISTRIBUTION OF COMPANY STOCK

In accordance with Section 7.2 of the Plan, distribution of a Participant’s ESOP Account when permitted or required under Section 7 may, at the option of the Participant, be made in full shares of Company Stock and cash for any fractional interests in shares of Company Stock.

12.7	COMMENCEMENT OF DISTRIBUTIONS

If a Participant or Beneficiary elects, distribution of the balance of a Participant’s ESOP Account will be made or will commence not later than one year after the close of the Plan Year:

(a)	in which the Participant separates from service by reason of retirement, attainment of age 70 1⁄2, Disability, or death, or

(b)

which is the fifth Plan Year following the Plan Year in which the Participant otherwise separates from service, unless the Participant is reemployed by the Company before distribution is required to begin under this clause.

12.8	PUT OPTION

(a)

At such times as Company Stock is not readily tradable on an established market at the time of distribution of a Participant’s ESOP Account, the Company shall issue a put option to each Participant or Beneficiary receiving a distribution of Company Stock from the Plan.

The put option shall permit the Participant or Beneficiary to sell such Company Stock under a fair valuation formula during the sixty (60) consecutive day period following the date the Company Stock was distributed to the Participant or Beneficiary, at which time the put option will temporarily lapse. Upon the close of the Plan Year in which such temporary lapse occurs, an independent appraiser (meeting requirements similar to the requirements of the Treasury Regulations prescribed under Section 170(a)(1) of the Code) shall determine the value of the Company Stock, and the Trustee shall notify each Participant or Beneficiary who received a distribution who did not exercise the initial put option prior to its temporary lapse in the preceding Plan Year of the revised value of the Company Stock. The time during which the put option may be exercised shall recommence on the date such notice of revaluation is given and shall permanently terminate sixty (60) days thereafter.

(b)

The Trustee may, in its discretion and with the consent of the Company, cause the Trust Fund to assume the rights and obligations of the Company at the time the put option is exercised, insofar as the repurchase of Company Stock is concerned. The period during which the put option is exercisable shall not include any period during which the holder is unable to exercise such put option because Company Stock is prohibited from honoring it by Federal and State law. The Company or the Trustee, as the case may be, must pay for Company Stock sold pursuant to a put option no less rapidly than under one of the following two methods, as applicable:

(i)

If a put option is exercised with respect to Company Stock distributed as part of a total distribution (that is, a distribution of a Participant’s or Beneficiary’s Total Account balance within one taxable year), then payment shall be made in substantially equal periodic payments (not less frequently than annually) commencing within thirty (30) days for the date of the exercise of the put option and over a period not exceeding five years, with interest payable at a reasonable rate (as determined by the Company) on any unpaid installment balance, with adequate security provided, and without penalty for any prepayment of such installments.

(ii)

If a put option is exercised with respect to Company Stock distributed as part of an installment distribution, then the payment for such Company Stock shall be made in a lump sum no later than thirty (30) days after such Participant or Beneficiary exercises the put option.

12.9	SHARE LEGEND

Shares of Company Stock held in ESOP Accounts or distributed by the Trustee from ESOP Accounts may include such legend restrictions on transferability as the Company may reasonably require in order to assure compliance with applicable Federal and State securities laws.

12.10	DIVERSIFICATION

Section 5.3 of the Plan provides that a Participant may elect effective on any business day of the year and upon sufficient notice to the recordkeeper appointed by the Company to have his contributions (including any contributions held in the Company Stock Fund) invested in a proportion different from that previously selected, subject to the rules, procedures and restrictions described in Section 5.1. This provision satisfies Section 401(a)(28) of the Code.

12.11	LIMITATION ON PERIOD OF DISTRIBUTION

Unless otherwise elected, the distribution of a Participant’s ESOP Account will be in substantially equal periodic payments (not less frequently than annually) over a period not longer than the greater of (i) five years, or (ii) if the balance of the Participant’s ESOP Account is in excess of $1,015,000 (which amount may be adjusted periodically by the Internal Revenue Service to reflect cost-of-living increases), five years plus one additional year (but not more than five additional years) for each $200,000 (which amount may be adjusted periodically by the Secretary of the Treasury to reflect cost-of-living increases) or fraction thereof by which such balance exceeds $1,015,000 (as adjusted).

12.12	OTHER PROVISIONS SUPERSEDED

This Section 12 supersedes any other provision of the Plan solely to the extent that such other provision conflicts with the terms of this Section 12 or is inconsistent with the treatment of the portion of the Plan so designated as an ESOP.

SECTION 13

TIMKEN STOCK FUND

13.1	GENERAL

In addition to the investment options described in Section 5.1, an investment fund consisting primarily of common shares of Timken (the “Timken Stock Fund”) shall be maintained in the Plan. Except for cash or cash equivalent investments determined by the Investment Committee to be required to facilitate Participant transactions out of the Timken Stock Fund, the Timken Stock Fund shall be invested exclusively in Timken Stock. Any cash dividends paid with respect to Timken Stock shall be paid to the Plan and reinvested initially in the same investment options the Participant has selected pursuant to Section 5.2, or, if the Participant has made no such elections, reinvested in any investment option or options, excluding the Timken Stock Fund, selected in a manner determined by the Investment Committee until such time as the Participant selects investment options.

The Timken Stock Fund shall be a “frozen” fund initially holding the shares of Timken Stock received from the Prior Plan in connection with the Spinoff. No Before-Tax Contributions, Catch-Up Contributions, Company Matching Contributions or Rollover Contributions may be invested in the Timken Stock Fund and a Participant may not request a fund transfer to the Timken Stock Fund. A Participant may, however, request fund transfers from the Timken Stock Fund to any other investment option pursuant to the rules for fund transfers described in Section 5.5.

The Timken Stock Fund is maintained in recognition of the fact that Transferred Participants may have a personal and professional dedication to, and history of investment in, Timken, and that offering the Timken Stock Fund as an investment option provides Transferred Participants with the ability to preserve their personal affiliation with Timken through investment if they so choose.

In light of the historical relationship between the Company and Timken, and the availability of other investment options under the Plan through which Participants may construct a diversified portfolio of investments consistent with their individual desired level of risk and return, the Company intends that the Timken Stock Fund be maintained as a design feature of the Plan, without regard to the investment return of the Timken Stock Fund in comparison to any performance measure that might be appropriate for any other investment option. No Plan fiduciary shall have the authority to direct the sale of Timken Stock or to remove the Timken Stock Fund as an investment option, provided that the Investment Committee may remove the

Timken Stock Fund as an investment option and sell the remaining Timken Stock if the Investment Committee determines that (i) the level of continued investment by Participants in the Timken Stock Fund is not sufficient to reasonably justify the administrative and recordkeeping expense of maintaining the fund, or (ii) no prudent investor would choose to invest any assets in Timken Stock, even as part of a diversified portfolio based on the investor’s individual risk and return preferences and the Plan’s available investment options.

13.2	VOTING AND TENDER OF TIMKEN STOCK

Each Participant, each Beneficiary who has succeeded to the interest of a Participant and each Alternate Payee (“Eligible Participants and Beneficiaries”) in this Plan shall have the authority to direct the exercise of voting rights as to whole shares of Timken Stock for the benefit of the Eligible Participant or Beneficiary as of the most current Valuation Date available preceding the record date for the shareholders’ meeting. The Trustee shall furnish Timken’s Annual Report, Notice of Annual Meeting, Proxy Statement, Proxy Card and other shareholder information to each Eligible Participant and Beneficiary and shall solicit each Eligible Participant’s and Beneficiary’s vote; the Company reserves the option to retain the Trustee to perform these services. All other shares of Timken Stock held in the Trust Fund, including shares not voted by Eligible Participants or Beneficiaries or not yet allocated to Eligible Participants or Beneficiaries, are to be voted by the Trustee in conformity with applicable law, taking into account votes directed by Eligible Participants and Beneficiaries.

SECTION 14

MISCELLANEOUS PROVISIONS

14.1	GENDER

Whenever the word “he” or “his” or “him” is used in the Plan, such word is intended to embrace within its purview the word “she” or “her”, as may be appropriate.

14.2	INVESTMENTS AND EXPENSES

All Trustees’ fees, investment manager’s fees and administrative costs shall be borne by the Company, except for investment manager fees charged by the Investment Options shall be borne by the Plan.

14.3	VOTING AND TENDER OF COMPANY STOCK

Eligible Participants and Beneficiaries (as defined in Section 13.2) in this Plan shall have the authority to direct the exercise of voting rights as to whole shares of Company Stock for the benefit of the Eligible Participant or Beneficiary as of the most current Valuation Date available preceding the record date for the shareholders’ meeting. The Trustee shall furnish the Company’s Annual Report, Notice of Annual Meeting, Proxy Statement, Proxy Card and other shareholder information to each Eligible Participant and Beneficiary and shall solicit each Eligible Participant’s and Beneficiary’s vote; the Company reserves the option to retain the Trustee to perform these services. All other shares of Company Stock held in the Trust Fund, including shares not voted by Eligible Participants or Beneficiaries or not yet allocated to Eligible Participants or Beneficiaries, are to be voted by the Trustee in conformity with applicable law, taking into account votes directed by Eligible Participants and Beneficiaries.

14.4	STATEMENTS OF ACCOUNTS

The Plan Administrator shall cause to be furnished to each Participant on a quarterly basis, but no less frequently than once in each Plan Year, a statement showing the value of his Total Account invested in each investment Fund and the Vested portion of his Total Account.

14.5	NONALIENABILlTY OF BENEFITS

Participants and Beneficiaries are entitled to all the benefits specifically set out under the terms of the Plan, but neither those benefits nor any of the property rights in the Plan are assignable or distributable to any creditor or other claimant of a Participant or Beneficiary. A Participant will not have the right to anticipate, assign, pledge, accelerate or in any way dispose of or encumber any of the monies or benefits or other property that may be payable or become payable to such

Participant or his Beneficiary provided, however, the Plan Administrator shall recognize and comply with a valid Qualified Domestic Relations Order as defined in Section 414(p) of the Code. The first sentence of this Section 14.5 shall not apply with respect to any offset to a Participant’s benefits expressly provided for in a judgment, order, decree or settlement agreement described in Section 401(a)(13)(C) of the Code.

14.6	ACQUISITIONS AND DIVESTITURES

(a)

If the Company or a wholly-owned domestic subsidiary of the Company shall acquire either all or substantially all of the assets or shares of stock of any other company or business in the United States, and if such other company or business becomes a Participating Subsidiary hereunder, the Company, in the discretion of the Board of Directors, or such Plan Administrator as it may appoint, may authorize that service with such acquired company or business shall be taken into account for any period prior to the date on which such other company or business was acquired.

(b)

If the Company shall sell either all or substantially all of the assets or shares of stock of any subsidiary, division or unit of the Company, or if the Company shall sell either all or substantially all of the shares of stock of any joint venture in which the Company is a partner, the Company, in the discretion of the Board, or such Plan Administrator as it may appoint, may direct any or all of the following actions be taken with respect to Participants employed on the date of sale by such subsidiary, division, unit or joint venture:

(i)

The Participants’ entire interest in all Funds shall be transferred to the Money Market Fund pending distribution of all or a portion of such interest to such Participants or to a successor trustee under another qualified plan and trust to which such Participants shall participate;

(ii)	Any outstanding loan balance shall be repaid in full or shall be deemed a withdrawal under Section 8.4 of the Plan;

(iii)

Any such other action which the Board, or such officer as it may appoint, deems necessary or advisable under the circumstances, provided that such action shall be applied in a uniform and nondiscriminatory manner to all Participants of such Participating Subsidiary.

14.7	CHANGE IN OPERATIONS

In the event the operations of any subsidiary, division, unit or plant of the Company changes due to the occurrence of any event which the Board, or such Plan Administrator as it may appoint, deems to result in a layoff or termination of employment of any Participant employed by such subsidiary, division, unit or plant, the Board, or such Plan Administrator as it may appoint, may direct any action be taken with respect to those Participants who are laid off or whose employment has been terminated as a result of such change in operations, which the Board, or such Plan Administrator as it may appoint, deems necessary or advisable under the circumstances, provided that such action shall be applied in a uniform and nondiscriminatory manner to all Participants similarly situated.

14.8	LIMITATION ON DISTRIBUTIONS

Notwithstanding any provision of this Plan regarding payment to Participants, Beneficiaries or any other person, the Plan Administrator may withhold payment to any person if the Plan Administrator determines that such payment may expose the Plan to conflicting claims for payment. As a condition for any payments, the Plan Administrator may require such consent, representations, releases, waivers or other information, as it deems appropriate. To the extent required by law, the Plan Administrator shall comply with the terms of any judgment or other judicial decree, order, settlement or agreement including, but not limited to, a Qualified Domestic Relations Order as defined in Section 414(p) of the Code.

14.9	LIMITATION ON REVERSION OF CONTRIBUTIONS

Except as provided in subsections (a) through (c) below, Company Matching Contributions made under the Plan will be held for the exclusive benefit of Participants or Beneficiaries and may not revert to the Company.

(a)	A contribution made by the Company under a mistake of fact may be returned to the Company within one (1) year after it is contributed to the Plan.

(b)	A contribution may be returned to the Company, if the Plan does not initially qualify under Sections 401(a) and 501(a) of the Code, within one (1) year after the date the Plan is denied qualification.

(c)	A contribution that is not deductible under Section 404 of the Code shall be returned, to the extent the deduction is disallowed, to the Company within one (1) year after the disallowance.

The maximum contribution that may be returned to the Company will not exceed the amount actually contributed to the Plan, or the value of such contribution on the date it is returned to the Company, if less.

14.10	VOLUNTARY PLAN

The Plan is purely voluntary on the part of the Company and neither the establishment of the Plan nor any Plan amendment nor the creation of any fund or account, nor the payment of any benefits will be construed as giving any Employee or any other person a legal or equitable right against the Company, any Affiliate, any trustee, any funding agent or the Plan Administrator unless specifically provided for in this Plan or conferred by affirmative action of the Plan Administrator or the Company according to the terms and provisions of this Plan. Such actions will not be construed as giving any Employee or Participant the right to be retained in the service of any Company or Affiliated Company. All Employees and Participants will remain subject to discharge to the same extent as though this Plan had not been established. The Trust Fund shall be the sole source of all distributions or other benefits provided for in the Plan and the Company shall not be liable or responsible therefor.

14.11	LIMITATION OF THIRD PARTY RIGHTS

Nothing expressed or implied in the Plan is intended or will be construed to confer upon or give to any person, firm or association other than the Company, Participants and Beneficiaries, and their successors in interest, any right, remedy or claim under or by reason of this Plan, except as otherwise provided in Section 14.5.

14.12	INVALID PROVISIONS

In case any provision of this Plan is held illegal or invalid for any reason, the illegality or invalidity will not affect the remaining parts of the Plan. The Plan will be construed and enforced as if the illegal and invalid provisions had never been included.

14.13	ONE PLAN

This Plan may be executed in any number of counterparts, each of which will be deemed an original and the counterparts will constitute one and the same instrument and may be sufficiently evidenced by any one counterpart.

14.14	GOVERNING LAW

The Plan will be governed by and construed according to the federal laws governing employee benefit plans qualified under the Code and according to the laws of the state of Ohio where such laws are not in conflict with the federal laws.

14.15	TRADE CONTROL POLICY

Commencing with transactions with an effective date of October 1, 2006, Plan Participants who exchange any amount out of a mutual fund or a similar type of product or fund under the Plan will be prohibited from purchasing shares of the same mutual fund through an exchange transaction for 30 calendar days (the “Trade Control Policy”).

The Trade Control Policy will not apply to the following:

(a)	money-market mutual funds.

(b)

actively managed separate accounts or lifestyle portfolios – mutual fund companies and other investment managers may impose additional trade control policies as a requirement for the Plan to include their products in the Plan lineup, or as an underlying security in an actively managed separate account or lifestyle type of portfolio.

(c)	purchase transactions:

(i)	contribution processing, including Participant payroll, Company Matching Contributions, loan repayments, and rollovers.

(ii)	fund dividends or capital gain distributions.

(d)	redemption transactions:

(i)	distributions, loans, and in-service withdrawals from the Plan.

(ii)	Plan termination at the discretion and direction of the Plan sponsor or other fiduciary.

(iii)	payment of fund or Account fees.

(e)	conversions of shares from one class to another in the same fund.

(f)	re-registration of shares.

The Trade Control Policy will also not apply to Company Stock or Timken Stock because it is not a mutual fund or similar type of product or fund to which this policy applies.

Transactions initiated by a retirement plan’s service provider or a similar program will be exempt from the Trade Control Policy. Reallocation and rebalancing transactions initiated by Plan Participants (whether the Participant is acting alone or utilizing an investment advisor, investment advisory service or other Plan feature) will not be exempt from the Trade Control Policy.

14.16	PAYMENTS IN EVENT OF INCOMPETENCE

If the Plan Administrator finds that any Participant or such person’s Beneficiary to whom a benefit is payable under this Plan is unable to care for his affairs because of physical, mental or legal incompetence, the Plan Administrator, in its discretion, may cause any payment due to such Participant or Beneficiary from the Trust Fund, for which prior claim has not been made by a duly qualified guardian or other legal representative, to be paid to the person deemed by the Plan Administrator to be maintaining or responsible for the maintenance of such Participant or Beneficiary. Any such payment shall be deemed for the account of such Participant or Beneficiary and shall constitute a complete discharge of any liability therefor under the Plan. If the Beneficiary contemplated by this Section 14.16 is a minor, the benefit may be paid, at the direction of the person so determined to be maintaining or responsible for the maintenance of such Beneficiary, to a person or entity acting as a custodian under the applicable state law version of the Uniform Transfer to Minors Act or similar legislation.

IN WITNESS WHEREOF, the Company has caused this instrument to be executed by its duly authorized representative effective as of the 30th day of June, 2014.

Date:	June 30, 2014	By:	/s/ Donald L. Walker
			Name:	Donald L. Walker
			Title:	Executive Vice President – Human Resources and Organizational Advancement